The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-267719
SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2022
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 12, 2022)
Lilium N.V.
22,499,997 Class A Ordinary Shares
Warrants to Purchase 11,249,997 Class A Ordinary Shares
(and the Class A Ordinary Shares Issuable Upon Exercise of Such Warrants)

We are offering 22,499,997 Lilium N.V. Class A ordinary shares, nominal value €0.12 per share (the “Class A Shares”), and warrants to purchase 11,249,997 Class A Shares (the “Warrants”). Purchasers will receive one-half of a Warrant for every Class A Share purchased. The combined public offering price for each Class A Share and accompanying one-half of a Warrant is $1.30. Each whole Warrant has an exercise price of $1.30 per share, is exercisable immediately and will expire four years from the date of issuance. The Class A Shares and Warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance. An aggregate of 11,249,997 Class A Shares issuable upon exercise of the Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Warrants, and we do not expect a market for the Warrants to develop. We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
In a concurrent private placement (the “PIPE”), we entered into securities purchase agreements pursuant to which we are also offering 69,024,939 Class A Shares and warrants to purchase up to 34,512,466 Class A Shares to a number of investors, including Tencent Mobility (Luxembourg) S.à r.l (“Tencent”) and entities affiliated with Lightrock LLP (“LGT”), who are existing shareholders of the Company, three of our non-executive directors (one of whom is affiliated with Tencent), our chief executive officer and executive director, and certain suppliers and business partners, including Aciturri Aeronáutica and Honeywell International, Inc. The PIPE is being conducted pursuant to the exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and, as such, the securities offered thereby are not being registered pursuant to this prospectus supplement and the accompanying prospectus. See ‘‘Use of Proceeds.’’ This offering is not conditioned on the closing of the PIPE, but the closing of the PIPE is conditioned on the Company raising at least $115.0 million in gross proceeds, in the aggregate, in this offering and the PIPE.
Our Class A Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LILM.” The last reported sale price of a Class A Share on November 17, 2022 was $1.70.
Investing in the Class A Shares and Warrants involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We have engaged Citigroup Global Markets Inc., B. Riley Securities, Inc. and Piper Sandler & Co. to act as our placement agents in connection with this offering. The placement agents, acting in their capacity as such, have agreed to use their reasonable best efforts to place the Class A Shares and Warrants offered by this prospectus supplement. The placement agents have no obligation to buy any of the Class A Shares and Warrants from us or to arrange for the purchase or sale of any specific number or dollar amount of Class A Shares or Warrants. We have agreed to pay the placement agents the fee set forth in the table below.
	Per Class A Share and One-Half of a Warrant		Total
Public offering price		$1.30		$29,249,997.40
Placement agent fees(1)	$		$
Proceeds, before expenses, to us	$		$

(1)
See the section titled “Plan of Distribution” for a description of the compensation payable to the placement agents.

Delivery of the Class A Shares and Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about November 22, 2022, subject to the satisfaction of customary closing conditions.

Placement Agents
Citigroup	B. Riley Securities	Piper Sandler
The date of this prospectus supplement is        , 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
A registration statement on Form F-3 (File No. 333-267719) utilizing a “shelf” registration process relating to the securities described in this prospectus supplement was declared effective by the Securities and Exchange Commission, or SEC, on October 12, 2022. Under this “shelf” registration process, of which this offering is a part, we may, from time to time, sell our Class A Shares, Warrants and rights.
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized, and the placement agents have not authorized, anyone to provide you with information other than that which is contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein.
The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, our Class A Shares and Warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Lilium,” the “Company” and similar designations refer to Lilium, N.V., and its subsidiaries. The Lilium name, logos and other trademarks and service marks of Lilium appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. All other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary sets forth the material terms of this offering but does not contain all of the information you should consider before investing in our securities. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, before making an investment decision, especially the risks of investing in the securities offered hereby discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus supplement.
Lilium N.V.
Overview
Lilium is a next-generation transportation company. We are focused on developing an electric vertical take-off and landing (“eVTOL”) aircraft for use in a new type of high-speed air transport system for people and goods — one that would (i) offer increased connectivity for communities around the world as well as generate time savings to travelers, (ii) be easily accessible from areas designed specifically for eVTOL aircraft to take off and land (“Vertiports”) close to homes and workplaces, (iii) be affordable for a large part of the population, and (iv) be more environmentally friendly than current regional air transportation.
The products we are developing are fully electric jet aircraft that can take off and land vertically with low noise. Our objective is for the Lilium Jet to be the basis for sustainable, high-speed regional air mobility (“RAM”) networks, which refers to networks that will connect communities and locales within a region directly with one another. We believe such networks will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets will generate zero operating emissions during flight. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours — and significant carbon emissions — each year.
Currently, our development efforts are focused on the detailed design for the Lilium Jet, ongoing certification process for the Lilium Jet with the European Union Aviation Safety Agency and the U.S. Federal Aviation Administration, and building out our manufacturing capacity. We plan to rely on three business models. First, we intend to target general business aviation customers as a business line that we intend to deploy in tailored offerings through private or fractional ownership sales. Second, we plan to use the Lilium Jet within regional passenger shuttle networks, initially in the U.S. and Europe, that we intend to create and operate with third parties. Third, we plan to provide a turnkey enterprise solution by selling fleets of Lilium Jets and related aftermarket services directly to enterprise and other customers.
The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across battery technology, lightweight materials, sensors, and computing power and propulsion technology. Morgan Stanley has projected that the eVTOL aircraft market could represent $1.0 trillion (in the base case) to $4.5 trillion (in the bull case) in revenues by 2040.
The Lilium Jet architecture is based on our proprietary Ducted Electric Vectored Thrust (“DEVT”) technology, which has been developed and rigorously tested over the last several years. While the majority of our eVTOL competitors leverage open rotor engines, which are based on unducted, counter rotating propeller blades that can have a higher noise profile, DEVT consists of quiet electric turbofans mounted within a cylindrical duct. DEVT offers a number of fundamental advantages over open propeller eVTOL architectures, including higher payload potential, safety, the highest market acceptance and penetration for ducted fans in commercial aviation and potential scalability to larger aircraft in the future.

We believe these technology advantages will enable our regional shuttle service model to carry more passengers (or cargo) per Lilium Jet on longer (regional) trips than open propeller eVTOL aircraft. We are currently developing a lineup of Lilium Jets, including prospective four and six passenger models, that will be based on the same modular architecture but have distinct specifications and design targets based on their expected commercial use. The Lilium Jet is being designed to be a piloted aircraft with the potential to be an autonomous aircraft in the future. We believe the combination of longer average trip lengths and our anticipated passenger capacity for our lineup of Lilium Jets (and thus a higher load factor, depending on model) will provide greater time savings to customers and more competitive pricing as compared to open propeller eVTOL architecture. We also believe our architectural platform would allow us to create a larger version of the Lilium Jet in the future based on similar architecture and technology. However, our design activities remain in process, and there can be no assurances that such a larger aircraft will be developed or the timing thereof.
We intend for the Lilium Jet to have low take-off and landing noise, with a targeted noise level of 68 dBA at 100 meters (based on current development status and expectations). We are designing the Lilium Jet to be virtually inaudible from the ground during cruise flight.
We believe that our high-speed RAM networks will significantly change the economic calculus of passengers and businesses shipping goods when making transportation and shipping decisions, respectively. We estimate that our Lilium Jets will be able to move people and goods significantly faster than road and rail transport and that our eVTOL network will be significantly less costly and much faster to deploy than equivalent high-speed rail infrastructure and considerably more adaptable to shifting passenger demand.
We believe that our aerospace team is one of the most capable in the eVTOL sector. Collectively, they have held instrumental roles in the delivery of the Airbus A350 XWB, Airbus A380, Airbus A320, the Gulfstream G-650 jet engine and the Eurofighter Typhoon, among others. They are supported by approximately 450 aerospace engineers and a business team with a strong track record in building successful companies in Silicon Valley and Europe. In addition to our Co-Founder and now Chief Engineer for Innovation and Future Programs, Daniel Wiegand, the board of directors of Lilium (the “Board”) includes our Chairman, Dr. Thomas Enders, as well as Henri Courpron, Barry Engle, David Neeleman, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein and Niklas Zennström. Of note, Klaus Roewe, long-time Airbus executive and former head of the A320 program, who joined Lilium in August 2022 to serve as its Chief Executive Officer, was formally approved as an Executive Director on October 27, 2022.
We have an approximately 100,000 square foot technology prototyping and production facility at the Oberpfaffenhofen airfield near our Munich headquarters in Germany, which is currently being expanded by approximately 45,000 square feet. We expect this facility may eventually house our serial aircraft production, including the anticipated manufacturing of the proprietary propulsion and energy systems and the final assembly of the serial aircraft. Other sub-systems and components will be outsourced to Tier 1 aerospace suppliers, such as Toray Industries, Aciturri Aeronáutica, DENSO and Honeywell.
Our Lilium Jet
The Lilium Jet is designed to meet the requirements of high-speed regional air mobility. We have developed a next-generation aircraft architecture based on the combination of DEVT with a fixed-wing aircraft configuration. Our technology demonstrator, Phoenix 2, recently achieved another industry first for an electric jet aircraft, performing full transition from hover to wing-borne flight on both the main and canard wings at an airspeed of approximately 100 kts at our test facility in Atlas, Spain. Transition represents the technically challenging phase (for eVTOL aircraft) between powered vertical lift and the highly efficient wing-borne lift. Based on current development status, we are targeting for the Lilium Jet to achieve a cruise speed of 250 kilometers per hour (assuming flight at 10,000 feet), a physical aircraft range of 250 kilometers (including reserves) and an operating range at full payload (excluding reserves) of 175 kilometers. We expect this range could continue to improve as battery performance improves overtime and, based on current estimates and analyses by our management, we project that the range of the Lilium Jet could increase to 275 kilometers by 2030, 400 kilometers by 2035 and 480 kilometers by 2040.
The Lilium Jet will be a piloted aircraft designed from the ground up using the same underlying technologies as our demonstrator aircraft and optimized for speed, range, passenger comfort, low noise,

safety, zero operating emissions and simplicity. Due to the architectural resemblance, we believe many performance parameters of the serial, conforming aircraft can be predicted from the Phoenix demonstrators.
We are designing the Lilium Jet in accordance with the strictest aerospace standards and guidelines established by the relevant regulatory authorities, and consistent with leading original equipment manufacturers’ (“OEMs”) commercial aerospace programs. The cabin configuration we launch at entry-into-service will be determined by final customer needs, regulatory requirements, and the performance characteristics of the certified aircraft. However, we expect our aircraft architecture will ultimately allow for: (i) a premium four-passenger ‘club cabin’ configuration; (ii) a six-passenger shuttle cabin configuration; and (iii) a cargo cabin configuration.
Our ultimate goal is to achieve annual in-house production capacity of up to approximately 400 Lilium Jets, beyond which we intend to scale further with manufacturing partners. To keep the initial investment low and production flexible, we plan to use a balanced approach of adequate automation for high volume operations and simpler production technology for aircraft assembly. We are also developing a blueprint for a larger scale production system with an annual capacity of approximately 1,200 Lilium Jets, which we target implementing with manufacturing and supply chain partners in due course depending on the ramp-up of our business.
We currently estimate that the first generation Lilium Jet will have a list price of approximately €10 million in the case of private sales and approximately €7 million in the case of OEM sales and sales to lessors in the planned Lilium RAM networks. “List price” is not indicative of sales price and actual sales prices are based on future economic, competitive, regulatory and other considerations, many of which are beyond the control of the Company.
Recent Developments
Memoranda of Understanding
Lilium currently has non-binding memoranda of understanding for the potential sale of up to 583 Lilium Jets. Lilium’s memoranda of understanding are with key partners in the U.S., Brazil, Spain, France, Italy, Benelux, Norway and Saudi Arabia.
Developing, Manufacturing and Recycling Battery Cells
We believe the circular battery economy and renewable electric infrastructure present opportunities for Lilium in the future. Following best practice in the electric vehicle industry, we are currently exploring additional opportunities to develop, manufacture and recycle battery cells with a second source, InoBat Auto. Our current target is to build our first flight battery pack in 2023. Our goal is for our used battery cells to have approximately 80% of storage capacity, which we expect will make them suitable for micro-grid applications. We also estimate that approximately 95% of the valuable raw materials in our battery cells are potentially recoverable. Consequently, we are currently working to build relevant partnerships to explore these opportunities further (including our ongoing partnership with ABB E-mobility to develop and implement charging infrastructure for regional air travel).
Patent Protection
Lilium continues its efforts to protect the results of its product development. As of the end of October 2022, Lilium had filed a total of 73 patent applications, with 42 patent applications published. A key focus of Lilium’s innovation has been propulsion and energy systems, which are core to our competitive advantage. Additionally, Lilium continues to file patent applications in jurisdictions supplementary to the European Patent Organization member states, e.g., in the U.S. and China.
PIPE
In November 2022, we entered into securities purchase agreements with a number of investors, including Tencent and LGT, who are existing shareholders of the Company; Barry Engle, David Wallerstein (who is affiliated with Tencent) and Niklas Zennström, three of our non-executive directors; and Klaus

Roewe, our chief executive officer and executive director, for the purchase and sale of 69,024,939 Class A Shares and warrants to purchase up to 34,512,466 Class A Shares at $1.30 per share.
Investors in the PIPE also include a number of the Company’s suppliers, vendors and other business partners, including Aciturri Aeronáutica and Honeywell International, Inc. The Company has agreed with these suppliers that payables of the Company to those suppliers in respect of services to be provided by these suppliers to the Company and/or its subsidiaries shall be settled against an aggregate subscription price of $20.2 million for the issuance of 15,544,173 Class A Shares and warrants to purchase up to 7,772,086 Class A Shares.
The warrants offered in the PIPE are substantially identical to the Warrants but also have registration rights. We expect the closing of the PIPE to occur on or about November 22, 2022, or shortly thereafter, in each case subject to satisfaction of customary closing conditions. This offering is not conditioned on the closing of the PIPE, but the closing of the PIPE is conditioned on the Company raising at least $115.0 million in gross proceeds, in the aggregate, in this offering and the PIPE.
The securities purchase agreements contain customary registration rights in respect of the securities to be issued in connection with the PIPE, which provide that, among other things, within five business days of the closing of the PIPE, we are required to file a registration statement to register for resale the PIPE Shares and the Class A Shares issuable upon exercise of the warrants in the PIPE. We have also agreed to use our commercially reasonable efforts to have such registration statement declared effective under the Securities Act as soon as practicable after the filing thereof, but no later than the earlier of (i) the 30th calendar day (or 60th calendar day if the SEC notifies us that it will review the registration statement) following the closing date of the PIPE and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be reviewed or will not be subject to further review.
This prospectus supplement and the accompanying prospectus is not an offer to sell or a solicitation of an offer to buy any securities in connection with the PIPE, including any Class A Shares issuable upon exercise of the warrants in the PIPE.
Funding Needs
After giving effect to this offering and the concurrent PIPE, we expect that the Company will have approximately $273 million of cash available (calculated based on a one euro to 0.97 U.S. dollar exchange rate as of November 11, 2022). This reflects approximately €160 million of cash, cash equivalents and other financial assets as of September 30, 2022, approximately $29.2 million of gross proceeds expected to be raised in this offering, and approximately $89.7 million of gross proceeds expected to be raised in the concurrent PIPE (which includes approximately $20.2 million of Class A Shares and Warrants offered to certain suppliers, of which $19.2 million will be received in cash and used to settle certain payables of Lilium) after deduction of estimated fees and expenses of the offering and the PIPE.
With the goal of securing type certification of the Lilium Jet, the Company estimates that it will require an additional approximately $540 million (calculated based on a one euro to one U.S. dollar exchange rate) to fund its operations until type certification. In view of the foregoing, in the future, the Company is expected to generate cash from pre-delivery payments from customers, the issuance of additional equity securities, and grants and subsidies from governmental authorities. The Company is also considering establishing an “at-the-market” equity program that would allow the issuance and sale of Class A Shares from time to time through one or more sales agents. Any future financing is subject to market conditions and other factors, many of which are outside of the control of the Company. See “Risk Factors — Our business plans require a significant amount of capital. Additionally, our future capital needs may require us to sell additional equity or debt securities that may adversely affect the market price of our shares and dilute our shareholders or introduce covenants that may restrict our operations” for more information.
Corporate Information
We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021, solely for the purpose of effectuating the business combination pursuant to the business combination agreement, dated March 30, 2021, as amended (the “Business Combination”), by and among Lilium GmbH, Queen Cayman Merger LLC, Qell Acquisition Corp. and Lilium. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incidental to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.
Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap) as Lilium N.V.
We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany. Our telephone number is +49 160 9704 6857.
We maintain a website at www.lilium.com, where we regularly post copies of our press releases as well as additional information about us. From time to time, we may also use our website for disclosure of material information about our business and operations. We have included our website as an inactive textual reference only. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC and should not be relied upon.

THE OFFERING
Class A Shares offered by us
22,499,997 Class A Shares.
Class A Shares to be outstanding immediately after this offering and the concurrent PIPE
368,539,631 Class A Shares(1).
Warrants offered by us hereby
Warrants to purchase 11,249,997 Class A Shares.
Warrants to be outstanding immediately after this offering and the concurrent PIPE
45,762,463 warrants(2).
Warrant terms:
Exercisability
Purchasers will receive one-half of a Warrant for every Class A Share purchased. Each whole Warrant is exercisable immediately following issuance to purchase one Class A Share, subject to adjustment as described herein. Only whole Warrants are exercisable.
Exercise price
$1.30 per whole share, subject to adjustment as described herein.
Expiration
The Warrants will expire on November 22, 2026.
Optional redemption
If any time after November 22, 2024, but before the expiration date of the Warrants, the last reported sale price per share of the Class A Shares, as reported by Nasdaq, equals or exceeds $2.60 per share for at least 20 trading days (whether or not consecutive) during a 30 consecutive trading days period, then the Company, on at least 20 trading days’ prior written notice to holders of the Warrants, may redeem the Warrants by paying the holders $0.01 per Class A Share issuable pursuant to exercise thereof subject to adjustment described below and subject to prior exercise by the holder. The warrant will remain exercisable by the holder (in whole or in part, in its entirety or in such increments, at any time and from time to time, as in each case the holder may in its sole discretion elect) for the duration of the 20 trading days’ prior written notice period.
Anti-dilution adjustments
In the event the Company engages in certain dilutive or concentrative transactions, such as share dividends, share splits and consolidations or reclassifications, the exercise price and the number of Class A Shares underlying the then-outstanding Warrants will be proportionately increased or decreased.
In the event the Company engages in certain transactions that result in the Company issuing equity at an effective price per share that is less than the exercise price of the Warrants then in effect, then simultaneously with the consummation of each such transaction the exercise price will be correspondingly reduced.

Fundamental transactions
If, at any time while the Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Shares are permitted to sell, tender or exchange their Class A Shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Shares or any compulsory share exchange pursuant to which the Class A Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of Class A Shares), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination with another Person (as such term is defined in the Warrant) or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Class A Shares (not including any Class A Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent exercise of the Warrant, the holder shall have the right to receive, for each Class A Share that would have been issuable upon such exercise immediately prior to the occurrence of such event, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such event by a holder of the number of Class A Shares for which the Warrant is exercisable immediately prior to such event. In the event of a Fundamental Transaction in which at least 10% of the consideration received by the holders of Class A Shares does not consist of common stock in the successor entity (which entity may be the Company following such Fundamental Transaction) listed on a trading market, or is to be so listed for trading immediately following such event, the Company or any successor entity shall, at the Warrant holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrants on the date of the consummation of such Fundamental Transaction (subject to certain conditions).
Concurrent private placement
In a concurrent private placement, we have entered into securities purchase agreements pursuant to which we are offering 69,024,939 Class A Shares and warrants to purchase up to 34,512,466 Class A Shares to a number of investors, including Tencent and LGT, who are existing shareholders of the Company; Barry Engle, David Wallerstein (who is affiliated with Tencent) and Niklas Zennström, three of our non-executive directors; and Klaus Roewe, our chief executive officer and executive director. The PIPE is being conducted pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and, as such, the securities offered thereby are not being registered pursuant to this prospectus supplement and the accompanying prospectus. The gross proceeds of the PIPE are expected to be approximately $89.7 million, including $20.2 million of Class A Shares and warrants offered against the settlement of certain payables of Lilium. The closing of the PIPE is conditioned on the Company raising at least $115.0 million in gross proceeds, in the aggregate, in this offering and the PIPE.
Investors in the PIPE include a number of the Company’s suppliers, vendors and other business partners, including Aciturri Aeronáutica and Honeywell International, Inc. The Company has agreed with these suppliers that payables of the Company to those suppliers in respect of services to be provided by these suppliers to the Company and/or its subsidiaries shall be settled against an aggregate subscription price of $20.2 million for the issuance of 15,544,173 Class A Shares and warrants to purchase up to 7,772,086 Class A Shares.
Use of proceeds
We intend to use the net proceeds from this offering to continue to fund the development and operations of the Company and for general corporate purposes. See “Use of Proceeds.”
No sales of similar securities
We and certain of our executive officers and directors have agreed, subject to certain exceptions, not to sell or transfer any Class A Shares and certain related securities for a period of 30 days after the date of this prospectus supplement without the prior written consent of the placement agents. See “Plan of Distribution — No Sales of Similar Securities.”
Risk factors
See “Risk Factors” beginning on page S-10 and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the offered securities.
Listing
The Class A Shares are listed on Nasdaq under the ticker symbol “LILM”. We do not expect to list the Warrants on any securities exchange. See “Risk Factors — There is no public market for the Warrants being offered in this offering.”

(1)
Unless the context otherwise requires, references throughout this prospectus supplement (including in the summary above) to the number of Class A Shares expected to be outstanding after this offering is based on 277,014,695 shares outstanding as of November 11, 2022, includes Class A Shares to be issued in this offering and the PIPE and excludes:

•
the 28,689,157 Class A Shares issuable upon exercise of outstanding stock options or settlement of outstanding restricted stock units;

•
the 45,762,463 Class A Shares issuable upon exercise of the Warrants to be issued in this offering and the warrants to be issued in the PIPE;

•
the 12,649,936 Class A Shares underlying the Company’s equivalent number of outstanding publicly listed warrants (trading on Nasdaq under the symbol “LILMW”); and

•
the 7,060,000 Class A Shares underlying the Company’s equivalent number of outstanding warrants issued in a private placement.

(2)
The number of Warrants to be outstanding after giving effect to the offering includes 11,249,997 Warrants offered hereby and 34,512,466 warrants offered in the PIPE. It does not include (i) the Company’s 12,650,000 warrants which are listed on Nasdaq under the symbol “LILMW” or (ii) the Company’s 7,060,000 warrants issued in a private placement. These warrants have terms that differ from the Warrants and are not part of the same class as the Warrants.

RISK FACTORS
An investment in our securities involves risk. You should carefully consider the risk factors discussed herein as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and the documents incorporated by reference herein, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, when evaluating an investment in the securities offered hereby. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.
Future sales, conversions, or exercises by existing securityholders or future offerings of securities by us may cause dilution to our existing shareholders and cause the market price of our securities to fall.
If we or our shareholders, including our executive officers, directors and their affiliates, sell substantial amounts of Class A Shares in the public market, including Class A Shares issuable upon the exercise of outstanding warrants, warrants to be issued in the PIPE and the Warrants offered hereby, or if the market perceives that such issuances or sales may occur, the market price of our Class A Shares could fall and it may become more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. A substantial number of Class A Shares are reserved for issuance upon the exercise of stock options, upon settlement of vested restricted stock units, upon conversion of the issued and outstanding Class B Shares and upon exercise of the Company’s issued and outstanding warrants as of the date hereof, and a substantial number of Class A Shares will be reserved for issuance upon the exercise of the warrants to be issued in the PIPE and the Warrants offered hereby. These issuances could depress the market price of our Class A Shares and would result in increased dilution to existing shareholders. In connection with this offering, we and certain of our executive officers and directors have agreed, subject to certain exceptions, not to sell or transfer any Class A Shares and certain related securities for a period of 30 days after the date of this prospectus supplement without the prior written consent of the placement agents. See “Plan of Distribution — No Sales of Similar Securities.”
The likelihood that holders will exercise warrants is generally dependent upon the market price of our Class A Shares. Specifically with respect to the warrants to be issued in the PIPE and the Warrants offered hereby, the exercise price of $1.30 per share is less than the trading price for a Class A Share as of November 17, 2022 of $1.70.
The Company shall seek shareholder approval to increase the number of Class A Shares authorized for issuance and shareholders of the Company representing approximately 72% of the voting power as of the date of this prospectus supplement have entered into letter agreements irrevocably and unconditionally agreeing to vote in favor of the designation of our board of directors to issue additional Class A Shares to be considered at a general meeting of the Company. In the future, the Company may seek shareholder approval to further increase the number of Class A Shares authorized for issuance to enable, among other things, the possible issuance of additional Class A Shares in connection with any other capital raising activities. There can be no assurance that our Board will seek or receive, if sought, the requisite authorization at a general meeting to issue additional Class A Shares, or authorization to issue a sufficient amount of Class A Shares as may be necessary to finance the Company’s operations in the future. See “Description of Securities — Share Capital — Issuance of Shares” in the accompanying prospectus for more information.
Our business plans require a significant amount of capital. Additionally, our future capital needs may require us to sell additional equity or debt securities that may adversely affect the market price of our shares and dilute our shareholders or introduce covenants that may restrict our operations.
We expect our expenses and capital expenditures to continue to be significant in the foreseeable future as we expand our development, certification, production and commercial launch, and expand our existing facilities for technology prototyping and production. After giving effect to this offering and the concurrent PIPE, we expect that the Company will have approximately $273 million of cash available (calculated based on a one euro to 0.97 U.S. dollar exchange rate as of November 11, 2022). This reflects approximately €160 million of cash, cash equivalents and other financial assets as of September 30, 2022, approximately $29.2 million of gross proceeds expected to be raised in this offering, and approximately $89.7 million of gross proceeds expected to be raised in the concurrent PIPE (which includes approximately $20.2 million of

Class A Shares and Warrants offered to certain suppliers, of which $19.2 million will be received in cash and used to settle certain payables of Lilium) after deduction of estimated fees and expenses of the offering and the PIPE. With the goal of securing type certification of the Lilium Jet, the Company estimates that it will require an additional approximately $540 million (calculated based on a one euro to one U.S. dollar exchange rate) to fund its operations until type certification.
Our level of expenses and capital expenditures will be significantly affected by customer demand for our services. The fact that we have a limited operating history and are entering a new industry means we have no historical data on the demand for our services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may seek equity or debt financing or government grants or subsidies to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable or at all.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor and customer acceptance of our industry and business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business, both of which could mean that we would be forced to curtail or discontinue our operations.
We may also seek to raise additional capital through the issuance of additional Class A Shares or debt securities with conversion rights (such as convertible bonds and option rights). For instance, we are considering establishing an “at-the-market” equity program that would allow the issuance and sale of Class A Shares from time to time and through one or more sales agents. An issuance of additional Class A Shares or debt securities with conversion rights could potentially reduce the market price of our securities, and we currently cannot predict the amounts and terms of such future offerings. See “Prospectus Supplement Summary — Recent Developments — Funding Needs.”
Additionally, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility or other debt financing. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. The sale of additional equity or equity-linked securities could dilute our shareholders. We may sell Class A Shares or other securities in another offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Shares, or securities convertible or exchangeable into Class A Shares, in future transactions may be higher or lower than the price per share paid by any investors in this offering. Although the Warrants offered hereby contain anti-dilution provisions related to the sale of equity securities at a price lower than the exercise price of the Warrants, the Warrants also allow us to issue equity securities in certain circumstances at prices lower than the exercise price of the Warrants without triggering the anti-dilution provision in the Warrants.
Additionally, additional dilution may arise from the acquisition of, or investments in, companies in exchange, fully or in part, for newly issued shares, options granted to our business partners or from the exercise of stock options by our employees in the context of existing or future share option programs or the issuance of shares to employees in the context of existing or future employee participation programs.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds we will receive from this offering. We will have broad discretion in the application of the net proceeds, including any of the purposes described in “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We may not use the proceeds of this offering effectively, and any failure by us to apply these funds effectively could result in financial losses that may have an adverse effect on our business, cause the price of our Class A Shares to decline and delay our development processes. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.
In connection with the PIPE, we have entered into or modified arrangements with certain suppliers and other business partners, pursuant to which we will agree to incur certain non-recurring expenses and expose ourselves to the credit risks of such suppliers.
In connection with the PIPE, we have entered into or modified arrangements with certain suppliers and other business partners on whom we rely for the provision and development of key emerging technologies, components and materials used in the Lilium Jet, pursuant to which we will prepay certain non-recurring expenses. See “Prospectus Supplement Summary — Recent Developments — PIPE.” These upfront payments of non-recurring expenses expose us to the credit risks of our suppliers, and reduce our chances of obtaining the benefits of such costs in the case that these suppliers experience substantial financial difficulties, cease operations or otherwise face business disruptions. In such cases, we may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Moreover, we may have difficulty recovering any such upfront payments if any of our suppliers fails to fulfil its contractual delivery obligations to us. Accordingly, any such disruption could affect our ability to deliver jets and could increase our costs and negatively affect our liquidity and financial performance.
Our largest shareholders, in part due to our dual class structure, have significant influence in our company.
Our largest shareholders currently control more than 40% of the total voting power of the Company. Class B shares have three times as many votes per share, for a total of 36 votes per share on any matter submitted for shareholder approval, as opposed to Class A Shares, which have 12 votes per share. Daniel Wiegand, our Co-Founder, former Chief Executive Officer and current Chief Engineer for Innovation and Future Programs, holds all of the issued and outstanding Class B Shares and controls approximately 22% of the total voting power of the Company. In addition, Tencent currently owns approximately 25% of our outstanding Class A Shares (which represents approximately 22% of the total voting power of the Company) (which calculations are based on the number of shares of the Company outstanding on September 28, 2022, and which do not take into account (x) any potential increase in the number of Class A Shares authorized for issuance at a general meeting of the Company, or (y) the share issuances in connection with this offering and the PIPE, including any issuances to Tencent). Our largest shareholders may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. For more information about our dual class structure, see Exhibit 2.1 attached to our Annual Report on Form 20-F.
The Warrants being offered may not have value.
The Warrants being offered by us in this offering have an exercise price of $1.30 per each whole Class A Share, subject to certain adjustments, and expire four years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In the event that the market price of our Class A Shares does not exceed the exercise price of the Warrants during the period when they are exercisable, the Warrants may not have any value. If the Warrants expire with no value, we will not receive any proceeds from the exercise of the Warrants to fund our operations. The exercise price of $1.30 per share is less than the trading price for a Class A Share as of November 17, 2022 of $1.70.
Holders of Warrants will not have the rights of shareholders until they exercise the Warrants.
Holders of Warrants purchased in this offering will have no rights as shareholders until such holders exercise their Warrants and acquire Class A Shares. Until holders of the Warrants acquire Class A Shares upon exercise of such Warrants, the holders will have no rights with respect to the Class A Shares underlying the Warrants, such as voting rights or the rights to receive dividends. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise.

The Warrants may be redeemed at the Company’s option under certain circumstances.
Following the second anniversary of the date the Warrants are issued, but before the expiration date of the Warrants, if the last reported sale price per share of our Class A Shares, as reported by Nasdaq, equals or exceeds $2.60 per share for at least 20 trading days (whether or not consecutive) during a 30 consecutive trading day period, then the Company, on at least 20 trading days’ prior written notice to holders of the Warrants, will have the right to redeem the Warrants by paying the holders $0.01 per Class A Share issuable pursuant to exercise thereof, subject to the provisions described under “Description of Securities — Warrants — Anti-dilution Adjustments” and subject to prior exercise by the holder. Redemption of the Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so or (ii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the fair value of such Warrants.
There is no public market for the Warrants being offered in this offering.
There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. Additionally, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of these Warrants will be limited. Although we have other outstanding warrants, some of which are listed on Nasdaq, the Warrants will not be part of the same class as our other outstanding warrants and will not be fungible with our other outstanding warrants.
Certain provisions of the Warrants could discourage an acquisition of us by a third party.
Certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants require that, in the case of certain transactions constituting Fundamental Transactions among other things, the surviving entity must assume our obligations under the Warrants. Additionally, in certain circumstances, the holder will have the right to receive the Black Scholes Value (as defined in the Warrants) of the Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or, in some cases, in the same type or form of consideration that is being offered and being paid to the holders of our Class A Shares as described in the Warrants. These and other provisions of the Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to our investors. See “Description of Securities — Warrants — Fundamental Transactions.”
We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — Material U.S. Federal Income Tax Considerations for U.S. Holders”) of our Class A Shares or Warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would in any event be unavailable with respect to our Warrants. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — Material U.S. Federal Income Tax Considerations for U.S. Holders — Passive Foreign Investment Company Rules.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains, and the accompanying prospectus and any documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide our current expectations or forecasts of future events and include, but are not limited to, statements regarding Lilium’s proposed business and business model, the markets and industry in which Lilium operates or intends to operate, and the anticipated timing of the commercialization and launch of Lilium’s business.
Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “plan,” “potential,” “predict,” “project,” “result,” “should,” “strategy,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein include, but are not limited to, statements regarding our operations, cash flows, financial position and dividend policy.
Lilium operates and will continue to operate in a rapidly changing emerging industry. New risks emerge daily. Given these risks and uncertainties, you should not rely on or place undue reliance on these forward-looking statements, including any statements regarding when or whether any strategic collaboration between Lilium and the respective collaborator will be effected, the number, price or timing of any Lilium Jets to be acquired (or if any such Lilium Jets will be acquired at all), the price to be paid therefor and the timing of launch or manner in which any proposed eVTOL network or anticipated commercial activities will operate, statements regarding the Lilium’s business and product development strategies or certification program, or the proposed financings discussed herein.
Actual events or results may differ materially from those contained in our forward-looking statements. Many factors could cause actual future events and operating results to differ materially from the forward looking statements contained herein, including, but not limited to, the following risks:
•
the eVTOL market may not continue to develop, or eVTOL aircraft may not be adopted by the transportation market;

•
Lilium’s eVTOL aircraft may not be certified by transportation and aviation authorities, including the EASA and the FAA;

•
the Lilium Jet may not deliver the expected reduction in operating costs or time savings that Lilium anticipates;

•
adverse developments regarding the perceived safety and positive perception of the Lilium Jets, the convenience of Lilium’s expected future Vertiports, and Lilium’s ability to effectively market and sell regional air mobility services and aircraft;

•
challenges in developing, certifying, manufacturing and launching Lilium’s services in a new industry (urban and regional air transportation services);

•
a delay in or failure to launch commercial services as anticipated;

•
the RAM market for eVTOL passenger and goods transport services does not exist, whether and how it develops is based on assumptions, and the RAM market may not achieve the growth potential Lilium’s management expects or may grow more slowly than expected;

•
if Lilium is unable to adequately control the costs associated with pre-launch operations and/or its costs when operations are commenced (if ever);

•
difficulties in managing growth and commercializing operations;

•
failure to commercialize Lilium’s strategic plans;

•
any delay in completing testing and certification, and any design changes that may be required to be implemented in order to receive certification;

•
any delays in the development, certification, manufacture and commercialization of the Lilium Jets and related technology, such as battery technology or electric motors;

•
any failure of the Lilium Jets to perform as expected or an inability to market and sell the Lilium Jets;

•
any failure to manage coordination with vendors and suppliers to achieve serial production of complex software, battery technology and other technology systems still in development;

•
reliance on third-party suppliers for the provision and development of key emerging technologies, components and materials used in the Lilium Jet, such as the lithium-ion batteries that will power the jets, a significant number of which may be single or limited source suppliers;

•
if any of Lilium’s suppliers become financially distressed or go bankrupt, Lilium may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase costs, adversely affect liquidity and/or cause production disruptions;

•
third-party air carriers are expected to operate Lilium Network services in the U.S., Europe and Brazil using the Lilium Jets, and these third-parties, as well as Lilium, are subject to substantial regulation and complex laws, and unfavorable changes to, or the third-party air carriers’ or Lilium’s failure to comply with, these regulations and/or laws could substantially harm Lilium’s business and operating results;

•
any inability to operate the Lilium network services after commercial launch at the anticipated flight rate, on the anticipated routes or with the anticipated Vertiports could adversely impact Lilium’s business, financial condition and results operations;

•
potential customers may not generally accept the RAM industry or Lilium’s passenger or goods transport services;

•
any adverse publicity stemming from any incident involving Lilium or its competitors, or an incident involving any air travel service or unmanned flight based on autonomous technology;

•
if competitors obtain certification and commercialize their eVTOL vehicles more quickly than Lilium;

•
Lilium’s future funding requirements and any inability to raise necessary capital on favorable terms (if at all);

•
business disruptions and other risks arising from the COVID-19 pandemic and geopolitical events, including related inflationary pressures, may impact Lilium’s ability to successfully contract with its supply chain and have adverse impacts on anticipated costs and commercialization timeline;

•
Lilium’s inability to deliver Lilium Jets with the specifications and on the timelines anticipated in any non-binding memorandums of understanding or term sheets we have entered into or any binding contractual agreements with customers or suppliers we may enter into in the future; and/or

•
any additional factors identified under the caption “Forward-Looking Statements” in Exhibit 99.1 to the Company’s Report on Form 6-K filed with the SEC on September 27, 2022.

The foregoing list of factors is not exhaustive. You should also consider carefully the statements set forth in the section entitled “Risk Factors” in this prospectus supplement as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and the documents incorporated by reference herein. You should not rely on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date such forward-looking statement is made or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.
Additionally, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date they are made, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.
Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium, the placement agents nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section and similarly titled sections in the documents incorporated by reference herein in connection with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be an aggregate of approximately $26.8 million after deducting placement agent fees and estimated offering expenses payable by us as described in “Plan of Distribution.” Additionally, if the Warrants are exercised in full, which will depend on the market price of the Class A Shares as compared to the exercise price of the Warrants, we would receive additional proceeds of approximately $14.6 million. We also estimate that the gross proceeds from the PIPE will be approximately $89.7 million, including payables of the Company to certain suppliers in respect of services to be provided by these suppliers to the Company and/or its subsidiaries which will be settled against an aggregate subscription price of $20.2 million. If the warrants to be issued in the PIPE are exercised in full, which will depend on the market price of the Class A Shares as compared to the exercise price of such warrants, we would receive additional proceeds of approximately $44.9 million.
We currently intend to use such proceeds from this offering and the PIPE to continue to fund the development and operations of the Company and for general corporate purposes, which may include payment of the Company’s suppliers and working capital uses.
The amount and timing of our actual expenditures will depend on numerous factors, including the progress of our development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION
If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per Class A Share and accompanying Warrants and the net tangible book value per Class A Share immediately after this offering. The net tangible book value of our Class A Shares as of June 30, 2022 was approximately €231.5 million, or approximately $0.88 per Class A Share, based upon 269,899,828 issued Class A Shares. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of Class A Shares outstanding as of June 30, 2022.
Net tangible book value dilution per Offered Share to investors participating in this offering represents the difference between the amount per share paid by purchasers of Offered Shares in this offering and the as adjusted net tangible book value per Offered Share immediately after completion of this offering and the concurrent PIPE. After giving effect to the issuance and sale by us of the Class A Shares and accompanying Warrants in this offering and the concurrent PIPE at a public offering price of $1.30 per share and accompanying warrant and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been €336.5 million, or $0.96 per Class A Share. This represents an immediate increase in net tangible book value of $0.08 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.34 per share to new investors in this offering and the concurrent PIPE.
The following table illustrates this calculation on a per share basis:
Combined offering price per Class A Share and accompanying one-half Warrant		$1.30
Net tangible book value per Class A Share as of June 30, 2022	$0.88
Increase in net tangible book value attributable to investors purchasing in this offering and the concurrent PIPE	$0.08
As adjusted net tangible book value per Class A Share after giving effect to this offering and the concurrent PIPE		$0.96
Dilution in net tangible book value per Class A share to new investors in this offering and the concurrent PIPE		$0.34
The discussion and table above set forth dollar amounts based on the euro/dollar exchange rate as of November 11, 2022 of $0.97 to one euro and assume no exercise of the Warrants sold in this offering or the warrants sold in the concurrent PIPE.
To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

CAPITALIZATION
The following table sets forth our unaudited capitalization as of June 30, 2022 and on an as adjusted basis to give effect to this offering, the concurrent PIPE and the receipt of the net proceeds by us from such offerings as described in “Use of Proceeds” (after deducting placement agent fees and estimated offering fees and expenses payable by us). The table does not give effect to any proceeds which may be received in connection with the exercise of the Warrants offered hereby or the warrants offered in connection with the PIPE.
The data in the table is derived from, and should be read in conjunction with, our historical financial statements, including the accompanying notes, incorporated by reference into this prospectus supplement (see “Where You Can Find More Information” and “Documents Incorporated by Reference”).
	As of June 30, 2022
In € thousands	Actual	As adjusted(1)
Cash and cash equivalents(2)	€103,132	€208,082
Lease liabilities (including current portion)	12,338	12,338
Shareholders’ equity:
Subscribed capital	41,177	52,067
Share premium	779,347	878,181
Other capital reserves	252,940	252,940
Treasury shares	(151)	(151)
Accumulated loss	(840,830)	(845,604)
Accumulated other comprehensive income / (loss)	14	14
Total shareholders’ equity	232,497	337,447
Total capitalization	€244,835	€349,785

(1)
Assumes receipt of $108.2 million in net proceeds from this offering and the concurrent PIPE, converted to euros based on the euro/dollar exchange rate as of November 11, 2022 of $0.97 to one euro. Cash and cash equivalents on an as adjusted basis includes $19.2 million used to settle certain payables of Lilium, and excludes $1.0 million used to settle certain payables of Lilium, in each case, of the aggregate subscription price for the issuance of the Class A Shares in the PIPE. See “Prospectus Supplement Summary — Recent Developments — PIPE.”

(2)
Cash, cash equivalents and other financial assets as of October 1, 2022 were approximately €160 million.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our shares and we do not anticipate paying any dividends on our shares for the foreseeable future. We currently intend to retain any earnings for future operations.

DESCRIPTION OF SECURITIES
Class A Shares
We are offering Class A Shares in this offering. See “Description of Share Capital” in our prospectus and the documents incorporated by reference herein for more information regarding our Class A Shares.
Issued Share Capital
Our issued and outstanding share capital as of November 11, 2022 consists of:
277,014,695 Class A ordinary shares with a nominal value of €0.12 each; and
23,883,065 Class B ordinary shares with a nominal value of €0.36 each.
We also held in treasury (i) 425,000 Class B ordinary shares with a nominal value of €0.36 each and (ii) 105,000 issued Class C ordinary shares with a nominal value of €0.24 each.
Authorization of Issuance of Shares
Currently, the Board is irrevocably authorized to (i) issue Class A Shares and Class B Shares and to grant rights to subscribe for Class A Shares and Class B Shares for a period of five years following September 10, 2021 in an amount up to 25% of the issued share capital calculated as from the date of the completion of the Business Combination, (ii) issue Class A Shares and to grant rights to subscribe for Class A Shares, all to the extent the Company has committed itself in connection with the employee stock option program implemented by Lilium GmbH in 2017, the Lilium 2021 Equity Incentive Plan and the Lilium 2021 Employee Share Purchase Plan for a period of five years as of September 10, 2021 in an amount up to a maximum of 46,725,378 Class A Shares and (iii) issue Class A Shares and to grant rights to subscribe for Class A Shares for a period of two years following October 27, 2022 in an amount up to 25% of the issued share capital calculated as of October 27, 2022 (the “Issuance Delegation”).
Pre-emptive Rights
Currently, the Board is irrevocably authorized (i) for a period of five years following September 10, 2021 to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares and Class B Shares or rights to subscribe for Class A Shares and Class B Shares and (ii) for a period of two years following October 27, 2022 to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares or rights to subscribe for Class A Shares, in each case, under the Issuance Delegation.
Conversion of Class B Shares
Lilium held a General Meeting on October 27, 2022. At this General Meeting, an amendment to Lilium’s articles of association was approved, pursuant to which an Initial Qualified Holder (as defined in the articles of association) may convert its Class B Shares into one Class A Share and one Class C Share for each Class B Share. Such Initial Qualified Holder must notify the non-executive directors of the Board of such conversion by written notice. The business day following the date of such written notice shall be considered as the date of the conversion.
Warrants
The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which will be filed as an exhibit to a Form 6-K in connection with this offering and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants, together with the risks described under “Risk Factors.”

Exercise and Duration
Subject to certain adjustments described herein, each whole Warrant offered hereby is exercisable into one Class A Share at an initial exercise price equal to $1.30. The Warrants are immediately exercisable and will expire four years from the date of issuance.
Notwithstanding the foregoing, the Company shall not be required to issue fractions of shares issuable upon any exercise of the Warrant. In lieu of any such fractional share, an exercising holder shall receive, at the Company’s election, (i) an amount in cash equal to the same fraction of the current market value of a whole Warrant or (ii) a whole share.
Optional Redemption
If any time after November 22, 2024, but before the expiration date of the Warrants, the last reported sale price per share of the Class A Shares, as reported by Nasdaq, equals or exceeds $2.60 per share for at least 20 trading days (whether or not consecutive) during a 30 consecutive trading days period (the “Redemption Reference Period”), then the Company, on at least 20 trading days’ prior written notice to holders of the Warrants, may redeem the Warrants by paying the holders $0.01 per Class A Share issuable pursuant to exercise thereof, subject to the provisions described under “— Anti-dilution Adjustments” below and subject to prior exercise by the holder. The warrant will remain exercisable by the holder (in whole or in part, in its entirety or in such increments, at any time and from time to time, as in each case the holder may in its sole discretion elect) for the duration of the 20 trading days’ prior written notice period.
Fundamental Transactions
If, at any time while the Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Shares are permitted to sell, tender or exchange their Class A Shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares Class A Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Shares or any compulsory share exchange pursuant to which the Class A Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of Class A Shares), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Exchange Act Rule 13d-5) of Persons whereby such other Person or group (as defined in Exchange Act Rule 13d-5) acquires more than 50% of the outstanding shares of Class A Shares (not including any Class A Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Warrant, the holder shall have the right to receive, for each Class A Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of Class A Shares for which the Warrant is exercisable immediately prior to such Fundamental Transaction.
For purposes of the foregoing paragraph, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
In the event of a Fundamental Transaction in which at least 10% of the consideration received by the holders of Class A Shares does not consist of common stock in the successor entity (which entity may be the Company following such Fundamental Transaction) listed on a trading market, or is to be so listed for trading immediately following such event, the Company or any successor entity shall, at the Warrant holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrants on the date of the consummation of such Fundamental Transaction (subject to certain conditions).
Anti-dilution Adjustments
In the event the Company engages in certain dilutive or concentrative transactions, such as share dividends, share splits and consolidations or reclassifications, the exercise price and the number of Class A Shares underlying the then-outstanding Warrants will be proportionately increased or decreased.
In the event the Company engages in certain transactions that result in the Company issuing equity at an effective price per share that is less than the exercise price of the Warrants then in effect, then simultaneously with the consummation of each such transaction the exercise price will be correspondingly reduced, subject to specified exempt issuances.
No Exchange Listing
There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on Nasdaq or any securities exchange or nationally recognized trading system.
No Right as a Shareholder
Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Class A Shares, the holders of the Warrants do not have the rights or privileges of holders of our Class A Shares, including any voting rights, until they exercise their Warrants.

TAXATION
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) described below of acquiring, owning and disposing of our Class A Shares and Warrants, which we refer to collectively as our securities. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that acquires our securities in the offering and that holds our securities as a capital asset (generally, property held for investment). In addition, this discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:
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banks, insurance companies, and certain other financial institutions;

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pension plans;

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons holding Class A Shares or Warrants as part of a hedging transaction, “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

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persons whose “functional currency” is not the U.S. dollar;

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brokers, dealers or traders in securities, commodities or currencies;

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tax-exempt entities (including private foundations) or government organizations;

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S corporations, partnerships, or other entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes;

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regulated investment companies or real estate investment trusts;

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trusts and estates;

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persons who acquired our Class A Shares or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A Shares or Warrants being taken into account in an applicable financial statement;

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persons holding our Class A Shares or Warrants in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

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persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Class A Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes acquires our securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring our securities and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding and disposing of our securities.
The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein — possibly with retroactive effect.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of securities that is, for U.S. federal income tax purposes:

(a)
An individual who is a citizen or individual resident of the United States;

(b)
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(c)
an estate the income of which is subject to U.S. federal income tax without regard to its source; or

(d)
a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN OUR SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
Allocation of purchase price and characterization of a Class A Share and accompanying one-half of a Warrant
No statutory, administrative or judicial authority directly addresses the treatment of the purchase of a Class A Share and accompanying one-half of a Warrant for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a Class A Share and accompanying one-half of a Warrant should be treated for U.S. federal income tax purposes as the acquisition of one Class A Share and one-half of a Warrant. We intend to treat the acquisition of a Class A Share and accompanying one-half of a Warrant in this manner and, by purchasing a Class A Share and accompanying one-half of a Warrant, U.S. Holders will agree to adopt such treatment for applicable tax purposes. For U.S. federal income tax purposes, each holder of a Class A Share and accompanying one-half of a Warrant must allocate the purchase price paid by it for such Class A Share and accompanying one-half of a Warrant between the one Class A Share and the one-half of a Warrant based on the relative fair market value of each at the time of issuance. The price allocated to each Class A Share and one-half of a Warrant should constitute the U.S. Holder’s initial tax basis in such share or warrant.
The foregoing treatment of a Class A Share and accompanying one-half of a Warrant and purchase price allocation are not binding on the Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to a Class A Share and accompanying one-half of a Warrant, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a Class A Share and accompanying one-half of a Warrant. The balance of this discussion assumes that the characterization of a Class A Share and accompanying one-half of a Warrant described above is respected for U.S. federal income tax purposes.
Distributions
Subject to the discussion below under “Passive Foreign Investment Company Rules,” the gross amount of distributions paid on our Class A Shares, other than certain pro rata distributions of Class A Shares or rights to acquire Class A Shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles as of the end of the taxable year in which each distribution is made). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Shares. Any remaining excess will be treated as gain realized on the sale of Class A Shares and will be treated as described below under “— Sale or Other Taxable Dispositions.” The amount of any such distribution will include any amounts of foreign taxes withheld by us (or another applicable withholding agent). The gross amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations. Subject to applicable limitations, dividends received by certain non-corporate U.S. Holders that satisfy a minimum holding period and certain other requirements may be taxable at preferential rates applicable to “qualified dividend income” if we qualify for the benefits of the income tax treaty between the United States and Germany (the “U.S.-Germany Treaty”) and we are not a PFIC (as defined below) with respect to the U.S. Holder in the taxable year of distribution or the preceding taxable year.
Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. Dividends paid in a currency other than U.S. dollars will be included in income by a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, whether or not the currency received is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder’s tax basis in non-U.S. currency that is not converted into U.S. dollars on the date of receipt will equal the U.S. dollar amount included in income. A U.S. Holder would generally have foreign currency gain or loss if the non-U.S. currency received is converted into U.S. dollars after the date of receipt for a different U.S. dollar amount. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of Class A Shares or rights to acquire Class A Shares) will be the fair market value of such property on the date of distribution.
Subject to generally applicable limitations and provided that German tax withheld from dividends constitutes a “covered withholding tax” within the meaning of final regulations recently adopted by the U.S. Internal Revenue Service (“IRS”) and the U.S. Treasury Department (the “Regulations”), a U.S. Holder may claim credit for German tax withheld at the appropriate rate against the U.S. Holder’s U.S. federal income tax liability. However, a U.S. Holder will not be allowed a foreign tax credit for withholding tax it could have reasonably avoided by claiming benefits under the U.S.-Germany Treaty through appropriate procedures. Each U.S. Holder should consult its own tax advisor about its eligibility for a reduced rate of German withholding tax. For foreign tax credit limitation purposes, dividends received with respect to the Class A Shares will generally constitute “passive category income.” In computing foreign tax credit limitations, non-corporate U.S. Holders eligible for the preferential tax rate applicable to qualified dividend income may take into account only the portion of the dividend effectively taxed at the highest applicable marginal rate. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing eligibility for foreign tax credits or deductions are complex and the Regulations have imposed additional requirements that must be met for a foreign tax to be creditable (including requirements that a “covered withholding tax” be imposed on non-residents in lieu of a generally applicable tax that satisfies the definition of an “income tax,” as provided in the Regulations, which may be unclear or difficult to determine). Accordingly, U.S. Holders are urged to consult their tax advisor regarding the availability of foreign tax credits or deductions for foreign taxes withheld with respect to dividends or other distributions on Class A Shares in their particular circumstances.
Sale or Other Taxable Dispositions
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of Class A Shares or Warrants will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Class A Shares or Warrants sold or disposed for more than one year at the time of sale or other taxable disposition. The amount of gain or loss realized will be equal to the difference, if any, between the amount realized on the sale or other taxable disposition of the Class A Shares or Warrants and the U.S. Holder’s adjusted tax basis in the Class A Shares or Warrants sold or disposed, in each case as determined in U.S. dollars. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to tax at preferential reduced rates. The deductibility of capital losses is subject to limitations.
A U.S. Holder’s adjusted tax basis in its Class A Shares or Warrants generally will be equal to the U.S. Holder’s acquisition cost for the Class A Shares and Warrants allocated between the Class A Shares and Warrants as discussed above under “Allocation of purchase price and characterization of a Class A Share and accompanying one-half of a Warrant,” and in the case of our Class A Shares acquired upon exercise of the Warrants, the sum of your tax basis in such Warrants and the exercise price of such Warrants, in each case, reduced by the U.S. dollar value of any prior distributions (or deemed distribution) treated as a return of capital. A U.S. Holder that receives a currency other than U.S. dollars on the sale or other taxable disposition of Class A Shares or Warrants will realize an amount equal to the U.S. dollar value of the currency received at the spot rate on the date of sale or other taxable disposition. However, if the securities disposed of are treated as traded on an “established securities market” at the time of sale or other taxable disposition, a cash basis U.S. Holder or an accrual basis U.S. Holder that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS, will determine the U.S. dollar value of the amount realized by translating the amount of non-U.S. currency received at the spot rate on the settlement date. An accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date. A U.S. Holder will have a tax basis in the currency received equal to its U.S. dollar value at the spot rate on the settlement date. Any currency gain or loss realized on the settlement date or on a subsequent conversion of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss.
Exercise or Lapse of a Warrant
A U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in our Class A Shares received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Shares received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.
Cash received in lieu of a fractional share of Class A Shares should be treated as a payment in exchange for such fractional share of Class A Shares resulting in gain or loss in an amount equal to the difference between the amount of cash received and such U.S. Holder’s tax basis in the fractional share of Class A Shares.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Class A Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in them number of common shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of Class A Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if a U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
If we are classified as a passive foreign investment company (a “PFIC”) in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A non-U.S. corporation is classified as a PFIC for any taxable year in which, after applying certain look-through rules and taking into account a pro rata portion of the income and assets of 25% or more owned subsidiaries, either:

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at least 75% of its gross income is passive income (the “Income Test”); or

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at least 50% of the average quarterly value of its gross assets is attributable to assets that produce, or are held to produce, passive income or that do not produce income (the “Asset Test”).

It is uncertain whether we or any of our subsidiaries will be treated as a PFIC for U.S. federal income tax purposes for the current or any subsequent tax year. Whether the Company is a PFIC is a factual determination made annually based on principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the Income Test, our status as a PFIC depends on the composition of our income, which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering. Under the Asset Test, the Company’s status as a PFIC will generally depend on the amount of the Company’s goodwill that is characterized as an active asset. The rules for characterizing a corporation’s goodwill as active or passive assets are uncertain. However, one reasonable approach for determining the character of goodwill for purposes of the Asset Test requires identifying goodwill with specific income producing activities and characterizing goodwill as active or passive based on the income derived from each activity. Because PFIC status is based on our income, assets, and activities for the entire taxable year, it is not possible to determine whether we will be classified as a PFIC for the current taxable year or any subsequent year until after the close of the relevant taxable year.
If we are classified as a PFIC for any taxable year in which a U.S. Holder owns securities, such U.S. Holder would, in that and all subsequent taxable years, be subject to additional taxes on any (i) distributions exceeding 125% of the average amount received during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period) (such distributions, “excess distributions”) and (ii) gain recognized from the sale or other taxable disposition (including, under certain circumstances, a pledge) of such U.S. Holder’s securities (regardless of whether the Company continued to be a PFIC under either of the tests above) unless (a) such U.S. Holder makes a QEF Election (as defined below) or (b) our securities constitute “marketable” securities and such U.S. Holder makes a mark-to-market election as discussed below. To compute the tax on excess distributions or any gain, (i) the excess distribution or gain is allocated ratably over the U.S. Holder’s holding period in the securities, (ii) the amount allocated to the current taxable year and any year before we became a PFIC is taxed as ordinary income in the current year and (iii) the amount allocated to each other taxable year is taxed at the highest tax rate in effect for such year for individuals or corporations, as appropriate, and an interest charge is imposed to recover the deemed benefit from the deferred payment of the resulting tax attributable to each such year. The tax liability for amounts allocated to years prior to the year of the excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the securities cannot be treated as capital, even if a U.S. Holder holds the securities as capital assets. In addition, dividends on the Class A Shares would not be eligible for the preferential tax rate applicable to qualified dividend income received by individuals and certain other non-corporate persons.
If we are classified as a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs (such PFIC subsidiaries, “lower-tier PFICs”), as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.
If we are classified as a PFIC in any taxable year in which a U.S. Holder owns securities, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our securities, regardless of whether we continue to meet either of the tests described above for any succeeding year, unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election with respect to our securities or (ii) the U.S. Holder makes a valid QEF Election with respect to all taxable years in such U.S. Holder’s holding period during which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold its securities at their fair market value and any gain from such deemed sale would be subject to the rules described above. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s securities with respect to which such election was made will not be treated as shares in a PFIC, and the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other taxable disposition of the securities. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we have been classified as a PFIC in any taxable year in which a U.S. Holder owns securities and subsequently cease to be a PFIC.
Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in alternative U.S. federal income tax consequences for U.S. Holders owning and disposing of our Class A Shares. A U.S. Holder may avoid the general tax treatment for PFICs described above by electing to treat us as a “qualified electing fund” under Section 1295 of the Code (a “QEF,” and such election, a “QEF Election”) for each of the taxable years during the U.S. Holder’s holding period that we are a PFIC. If a QEF Election is not in effect for the first taxable year in the U.S. Holder’s holding period in which we are a PFIC, a QEF Election generally can only be made if the U.S. Holder elects to make an applicable deemed sale or deemed dividend election on the first day of its taxable year in which we became a QEF pursuant to the QEF Election. The deemed gain or deemed dividend recognized with respect to such an election would be subject to the general tax treatment of excess distributions and disposal gains discussed above. In order to comply with the requirements of a QEF Election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine that we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information with respect to the Company as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. Further, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of all of the information required to be provided. A QEF Election may not be available for the Warrants regardless of whether we provide such information.
If a U.S. Holder makes a QEF Election with respect to its Class A Shares, it will be taxed currently on its pro rata share of our ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that we are a PFIC, even if no distributions are received. Any distributions we make out of our earnings and profits that were previously included in such a U.S. Holder’s income as a result of making the QEF Election would not be taxable to such U.S. Holder. Such U.S. Holder’s tax basis in its Class A Shares would be increased by an amount equal to any income included under the QEF Election and decreased by any amount distributed on the Class A Shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of its Class A Shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the Class A Shares, each as determined in U.S. dollars. Once made, a QEF Election remains in effect unless invalidated or terminated by the IRS or revoked by the shareholder. A QEF Election can be revoked only with the consent of the IRS. A U.S. Holder that has made a QEF Election will not be currently taxed on our ordinary income and net capital gain for any taxable year for which we are not classified as a PFIC. A separate QEF Election is required for any equity interests in any lower-tier PFICs that we own. There can be no assurance that we will have timely knowledge of the PFIC status of any equity interests in any non-U.S. corporation that we may own or that we will be able to provide all of the information required to make a valid QEF Election for any lower-tier PFIC that we may own. Each U.S. Holder should consult its tax advisor regarding the availability of, and procedure for making, any deemed gain, deemed dividend or QEF Election.
Alternatively, U.S. Holders can avoid the interest charge on excess distributions or gain relating to such U.S. Holder’s Class A Shares and certain other of the adverse impacts of the PFIC rules described above by making a mark-to-market election with respect to such Class A Shares, provided that the Class A Shares constitute “marketable stock.” “Marketable stock” is, generally, stock that is “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, stock is considered regularly traded during any calendar year during which shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our Class A Shares are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our Class A Shares remain listed on Nasdaq and are regularly traded, and you are a U.S. Holder of Class A Shares, we expect the mark-to-market election would be available to you if we are a classified as a PFIC. No assurance can be given that the Class A Shares will be traded in sufficient frequency and quantity to be considered “marketable stock.” Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the securities.

A U.S. Holder that makes a mark-to-market election with respect to its Class A Shares must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the Class A Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis such Class A Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in its Class A Shares over their fair market value at the close of the taxable year, but this deduction is allowable only to the extent of any unreversed mark-to-market gains included in income in prior taxable years. Gains from an actual sale or other disposition of the Class A Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Class A Shares will be treated as an ordinary loss to the extent of any unreversed mark-to-market gains previously included in income. Once made, a mark-to-market election cannot be revoked without the consent of the IRS, unless our Class A Shares cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our Class A Shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Unless otherwise provided by the IRS, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the IRS may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. Furthermore, recently proposed Treasury Regulations related to PFICs (which will not be effective until finalized) may affect the taxation and reporting obligations of partners of certain U.S. partnerships that invest in PFICs. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE SECURITIES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE SECURITIES.
Information Reporting and Backup Withholding
Payments of dividends (including constructive dividends) on Class A Shares and sales proceeds from the sale or other disposition of securities, that are made by a U.S. paying agent or other U.S. intermediary or to an account in the United States, will be reported to the IRS and to the U.S. Holder unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding may apply to payments subject to information reporting if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be refunded (or credited against such U.S. Holder’s U.S. federal income tax liability, if any), provided the required information is furnished to the IRS. Prospective investors should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for establishing an exemption.
Certain U.S. Holders may be required to report information relating to their ownership of securities to the IRS, subject to certain exceptions (including an exception for securities held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their information reporting obligations with respect to their ownership and disposition of securities.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.
Material Dutch Tax Considerations
The following summary outlines certain material Dutch tax consequences in connection with the acquisition, ownership and disposal of Class A Shares and/or the acquisition, ownership, disposal and exercise of Warrants. All references in this summary to the Netherlands and Dutch law are to the European part of the Kingdom of the Netherlands and its law, respectively, only. The summary does not purport to present any comprehensive or complete picture of all Dutch tax aspects that could be of relevance to the acquisition, ownership and disposal of Class A Shares and/or the acquisition, ownership, disposal and exercise of Warrants by a (prospective) holder of Class A Shares and/or Warrants who may be subject to special tax treatment under applicable law. The summary is based on the tax laws and practice of the Netherlands as in effect on the date of this prospectus, which are subject to changes that could prospectively or retrospectively affect the Dutch tax consequences.
For purposes of Dutch income and corporate income tax, shares, warrants or certain other assets, which may include depositary receipts in respect of shares, legally owned by a third party such as a trustee, foundation or similar entity or arrangement (a “Third Party”), may under certain circumstances have to be allocated to the (deemed) settlor, grantor or similar originator (the “Settlor”) or, upon the death of the Settlor, such Settlor’s beneficiaries (the “Beneficiaries”) in proportion to their entitlement to the estate of the Settlor of such trust or similar arrangement (the “Separated Private Assets”).
This summary does not address the Dutch tax consequences for a holder of Class A Shares and/or Warrants that is considered to be affiliated (gelieerd) to the Company within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). Generally, a holder of Class A Shares and/or Warrants is considered to be affiliated to the Company for these purposes if (i) it has a qualifying interest in the Company, (ii) the Company has a qualifying interest in such party or (iii) a third party has a qualifying interest in both the Company and such party. A party is equated with any collaborating group of parties of which it forms part. A qualifying interest is an interest that allows the holder to have a decisive influence over the other party’s decisions in such a way that it is able to determine the activities of the other party. A party is in any case considered to have a qualifying interest in another party if it (directly or indirectly) owns more than 50% of the voting rights in such other party.
This summary does not address the Dutch tax consequences of a holder of Class A Shares and/or Warrants who is an individual and who has a substantial interest (aanmerkelijk belang) in the Company. Generally, a holder of Class A Shares and/or Warrants will have a substantial interest in the Company if such holder of Class A Shares and/or Warrants, whether alone or together with such holder’s spouse or partner and/or certain other close relatives, holds directly or indirectly, or as Settlor or Beneficiary of Separated Private Assets (i) (x) the ownership of, (y) certain other rights, such as usufruct, over or (z) rights to acquire (whether or not already issued, including by way of the Warrants) shares (including Class A Shares) representing 5% or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the Company or (ii) (x) the ownership of or (y) certain other rights, such as usufruct, over profit participating certificates (winstbewijzen) that relate to 5% or more of the annual profit of the Company or to 5% or more of the liquidation proceeds of the Company.
Additionally, a holder of Class A Shares and/or Warrants has a substantial interest in the Company if such holder, whether alone or together with such holder’s spouse or partner and/or certain other close relatives, has the ownership of, or other rights over, shares, or depositary receipts in respect of shares, in, or profit certificates issued by, the Company that represent less than 5% of the relevant aggregate that either (a) qualified as part of a substantial interest as set forth above and where shares, or depositary receipts in respect of shares, profit certificates and/or rights there over have been, or are deemed to have been, partially disposed of or (b) have been acquired as part of a transaction that qualified for non-recognition of gain treatment.

Furthermore, this summary does not address the Dutch tax consequences of a holder of Class A Shares and/or Warrants who:
(a)
is an individual and receives income or realizes capital gains in respect of Class A Shares and/or Warrants in connection with such holder’s employment activities or in such holder’s capacity as a (former) board member or (former) supervisory board member; or

(b)
is a resident of any non-European part of the Kingdom of the Netherlands.

PROSPECTIVE HOLDERS OF CLASS A SHARES AND/OR WARRANTS SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISER WITH RESPECT TO THE DUTCH TAX CONSEQUENCES OF ANY ACQUISITION, OWNERSHIP OR DISPOSAL OF CLASS A SHARES AND/OR THE ACQUISITION, REDEMPTION, DISPOSAL OR EXERCISE OF WARRANTS IN THEIR INDIVIDUAL CIRCUMSTANCES.
Dividend Withholding Tax
General
Pursuant to Dutch domestic law, and subject to tax treaty relief, the Company is generally required to withhold dividend withholding tax imposed by the Netherlands at a rate of 15% on dividends distributed by the Company in respect of Class A Shares and/or Warrants. For so long as the German and Dutch competent authorities consider the Company to be solely resident in Germany for purposes of the DE — NL tax treaty (See “Item 3. Key Information — D. Risk Factors — Risks Related to Ownership of Our Class A Shares and Warrants — MLI has effects on tax residency” in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 30, 2022), however, dividends distributed by the Company to a holder of Class A Shares and/or Warrants will not be subject to Dutch dividend withholding tax, unless such holder of Class A Shares and/or Warrants is resident or deemed to be resident in the Netherlands or such holder of Class A Shares and/or Warrants has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares and/or Warrants are attributable.
The expression “dividends distributed by the Company” as used herein includes, but is not limited to:
(a)
distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital (gestort kapitaal) not recognized for Dutch dividend withholding tax purposes;

(b)
liquidation proceeds, proceeds of redemption of Class A Shares or, as a rule, consideration for the repurchase of Class A Shares by the Company in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(c)
the par value of Class A Shares issued to a holder of Class A Shares or an increase of the par value of Class A Shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made;

(d)
partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (i) the shareholders at the General Meeting have resolved in advance to make such repayment and (ii) the par value of the Class A Shares concerned has been reduced by an equal amount by way of an amendment of our articles of association;

(e)
potentially, payments upon the exercise of Warrants if the exercise price paid in cash plus the purchase price initially paid for the relevant Warrants is lower than the par value of Class A Shares issuable upon exercise of such Warrants, unless and to the extent the par value of Class A Shares issuable upon exercise of such Warrants is charged against the Company’s share premium reserve recognized for Dutch dividend withholding tax purposes; and

(f)
potentially, proceeds of the redemption or repurchase of Warrants.

Holders of Class A Shares and/or Warrants Resident in the Netherlands or with a Permanent Establishment (vaste inrichting) or a Permanent Representative (vaste vertegenwoordiger) in the Netherlands
Dividends distributed by the Company to a holder of Class A Shares and/or Warrants that is resident or deemed to be resident in the Netherlands or that has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares and/or Warrants are attributable, will in principle be subject to Dutch dividend withholding tax at a rate of 15%.
A holder of Class A Shares and/or Warrants that is an individual that is resident or deemed to be resident in the Netherlands for Dutch tax purposes is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its income tax liability, or a full refund, of the Dutch dividend withholding tax.
A holder of Class A Shares and/or Warrants that is a legal entity that is resident or deemed to be resident in the Netherlands for Dutch tax purposes is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its corporate income tax liability of the Dutch dividend withholding tax. If and to the extent such legal entity cannot credit the full amount of Dutch dividend withholding tax in a given year, the Dutch dividend withholding tax may be carried forward and credited against its corporate income tax liability in subsequent years (without any time limitation).
The two previous paragraphs generally apply to holders of Class A Shares and/or Warrants that are neither resident nor deemed to be resident in the Netherlands for Dutch tax purposes if the Class A Shares and/or Warrants are attributable to a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands of such non-resident holder of Class A Shares and/or Warrants.
A holder of Class A Shares and/or Warrants that is a legal entity that is resident or deemed to be resident in the Netherlands for Dutch tax purposes that is exempt from Dutch corporate income tax is generally entitled, subject to the anti-dividend stripping rules described below, to a full refund of Dutch dividend withholding tax on dividends received.
According to the anti-dividend stripping rules, no exemption, reduction, credit or refund of Dutch dividend withholding tax will be granted if the recipient of the dividend paid by the Company is not considered the beneficial owner (uiteindelijk gerechtigde) of the dividend as defined in these rules. A recipient of a dividend is not considered the beneficial owner of the dividend if, as a consequence of a combination of transactions, (i) a person (other than the holder of the dividend coupon), directly or indirectly, partly or wholly benefits from the dividend, (ii) such person directly or indirectly retains or acquires a comparable interest in Class A Shares and/or Warrants and (iii) such person is entitled to a less favorable exemption, refund or credit of dividend withholding tax than the recipient of the dividend distribution. The term “combination of transactions” includes transactions that have been entered into in the anonymity of a regulated stock market, the sole acquisition of one or more dividend coupons and the establishment of short-term rights or enjoyment on Class A Shares and/or Warrants (e.g., usufruct).
Holders of Class A Shares and/or Warrants Resident Outside the Netherlands
Dividends distributed by the Company to a holder of Class A Shares and/or Warrants not resident or deemed to be resident in the Netherlands for (corporate) income tax purposes and that does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares and/or Warrants are attributable will not be subject to any Dutch dividend withholding tax.
The Company will, however, in principle be required to withhold Dutch dividend withholding tax on dividends distributed by the Company to holders of Class A Shares and/or Warrants that are resident or deemed to be resident in the Netherlands (or to holders of Class A Shares and/or Warrants that have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares and/or Warrants are attributable). As a result, upon the distribution of a dividend on Class A Shares and/or Warrants, the Company will be required to identify the residency of holders of Class A Shares and/or Warrants (as the case may be), which may not always be possible in practice. In such a scenario, a holder of Class A Shares and/or Warrants not resident or deemed to be resident in the Netherlands for (corporate) income tax purposes and that does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares and/or Warrants are attributable can submit a digital application for a refund of Dutch dividend withholding tax via http://belastingdienst.nl/refunddividendtax.
Taxes on Income and Capital Gains
Holders of Class A Shares and/or Warrants Resident in the Netherlands: Individuals
A holder of Class A Shares and/or Warrants who is an individual resident or deemed to be resident in the Netherlands for Dutch tax purposes will be subject to regular Dutch income tax on the income derived from Class A Shares and/or Warrants and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares and/or the acquisition, redemption, disposal or exercise of Warrants by the holder thereof, if:
(a)
such holder of Class A Shares and/or Warrants has an enterprise or an interest in an enterprise, to which enterprise Class A Shares and/or Warrants are attributable; and/or

(b)
such income or capital gain forms “a benefit from miscellaneous activities” (“resultaat uit overige werkzaamheden”) that, for instance, would be the case if the activities with respect to Class A Shares and/or Warrants exceed “normal active asset management” (“normaal, actief vermogensbeheer”) or if income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a “lucrative interest” (“lucratief belang”)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

If either of the abovementioned conditions (a) or (b) applies, income derived from Class A Shares and/or Warrants and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares and/or the acquisition, redemption, disposal or exercise of Warrants will in general be subject to Dutch income tax at the progressive rates up to 49.5%.
If the abovementioned conditions (a) and (b) do not apply, a holder of Class A Shares and/or Warrants who is an individual, resident or deemed to be resident in the Netherlands for Dutch tax purposes will not be subject to taxes on income and capital gains in the Netherlands. Instead, such individual is generally taxed at a flat rate of 31% on deemed income from “savings and investments” (“sparen en beleggen”), which deemed income is determined on the basis of the amount included in the individual’s “yield basis” (“rendementsgrondslag”) at the beginning of the calendar year (minus a tax-free threshold). For the 2022 tax year, the deemed income derived from savings and investments will amount to 1.818% of the individual’s yield basis up to and including €50,650, 4.366% of the individual’s yield basis exceeding €50,650 up to and including €962,350 and 5.53% of the individual’s yield basis in excess of €962,350. The tax-free threshold for 2022 is €50,650. The percentages to determine the deemed income will be reassessed every year. In reaction to case law of the Dutch Supreme Court, the Dutch State Secretary for Finance announced in the Decree of 28 June 2022, no. 2022-176296 (Besluit rechtsherstel box 3) that for the year 2022 separate percentages to determine the deemed income will apply if the newly calculated deemed income based on the aforementioned Decree is lower than the deemed income as calculated on the basis of the percentages set out in this paragraph. This may result in a lower amount of income tax due by holders of Class A Shares and/or Warrants than under current law.
Holders of Class A Shares and/or Warrants Resident in the Netherlands: Corporate Entities
A holder of Class A Shares and/or Warrants that is resident or deemed to be resident in the Netherlands for corporate income tax purposes and that is:

•
a corporation;

•
another entity with a capital divided into shares;

•
a cooperative (association); or

•
another legal entity that has an enterprise or an interest in an enterprise to which Class A Shares and/or Warrants are attributable,

but that is not:
•
a qualifying pension fund;

•
a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling); or

•
another entity exempt from corporate income tax,

will in general be subject to regular Dutch corporate income tax, generally levied at a rate of 25.8% (15% over profits up to and including €395,000) over income derived from Class A Shares and/or Warrants and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares and/or the acquisition, redemption, disposal or exercise of Warrants, unless, and to the extent that, the participation exemption (deelnemingsvrijstelling) applies.
Holders of Class A Shares and/or Warrants Resident Outside the Netherlands: Individuals
A holder of Class A Shares and/or Warrants who is an individual not resident or deemed to be resident in the Netherlands will not be subject to any Dutch taxes on income derived from Class A Shares and/or Warrants and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares and/or the acquisition, redemption, disposal or exercise of Warrants, unless:
(a)
such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares and/or Warrants are attributable; or

(b)
such income or capital gain forms a “benefit from miscellaneous activities in the Netherlands” (“resultaat uit overige werkzaamheden in Nederland”), which would for instance be the case if the activities in the Netherlands with respect to Class A Shares and/or Warrants exceed “normal active asset management” (“normaal, actief vermogensbeheer” or if such income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a “lucrative interest” (“lucratief belang”)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), in whole or in part, in the Netherlands, whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

If either of the abovementioned conditions (a) or (b) applies, income or capital gains in respect of dividends distributed by the Company or in respect of any gains realized upon the acquisition, redemption and/or disposal of Class A Shares and/or the acquisition, redemption, disposal or exercise of Warrants will in general be subject to Dutch income tax at the progressive rates up to 49.5%.
Holders of Class A Shares and/or Warrants Resident Outside the Netherlands: Legal and Other Entities
A holder of Class A Shares and/or Warrants that is a legal entity, another entity with a capital divided into shares, an association, a foundation or a fund or trust, not resident or deemed to be resident in the Netherlands for corporate income tax purposes, will not be subject to any Dutch taxes on income derived from Class A Shares and/or Warrants and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares and/or the acquisition, redemption, disposal or exercise of Warrants, unless:

(a)
such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares and/or Warrants are attributable; or

(b)
such holder has a substantial interest (aanmerkelijk belang) in the Company that (i) is held with the avoidance of Dutch income tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures that are not put into place for valid business reasons reflecting economic reality).

If one of the abovementioned conditions applies, income derived from Class A Shares and/or Warrants and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares and/or the acquisition, redemption, disposal or exercise of Warrants will, in general, be subject to Dutch regular corporate income tax levied at a rate of 25.8% (15% over profits up to and including €395,000), unless, and to the extent that, with respect to a holder as described under (a), the participation exemption (deelnemingsvrijstelling) applies.
Gift, Estate and Inheritance Taxes
Holders of Class A Shares and/or Warrants Resident in the Netherlands
Gift tax may be due in the Netherlands with respect to an acquisition of Class A Shares and/or Warrants by way of a gift by a holder of Class A Shares and/or Warrants who is resident or deemed to be resident of the Netherlands at the time of the gift.
Inheritance tax may be due in the Netherlands with respect to an acquisition or deemed acquisition of Class A Shares and/or Warrants by way of an inheritance or bequest on the death of a holder of Class A Shares and/or Warrants who is resident or deemed to be resident of the Netherlands, or in case of a gift by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while that individual, at the time of the individual’s death, is resident or deemed to be resident in the Netherlands.
For purposes of Dutch gift and inheritance tax, an individual with the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual’s death. For purposes of Dutch gift tax, an individual not holding the Dutch nationality will be deemed to be resident of the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.
Holders of Class A Shares and/or Warrants Resident Outside the Netherlands
No gift, estate or inheritance taxes will arise in the Netherlands with respect to an acquisition of Class A Shares and/or Warrants by way of a gift by, or on the death of, a holder of Class A Shares and/or Warrants who is neither resident nor deemed to be resident of the Netherlands, unless, in the case of a gift of Class A Shares and/or Warrants by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands.
Certain Special Situations
For purposes of Dutch gift, estate and inheritance tax, (i) a gift by a Third Party will be construed as a gift by the Settlor and (ii) upon the death of the Settlor as a rule, such Settlor’s Beneficiaries will be deemed to have inherited directly from the Settlor. Subsequently, such Beneficiaries will be deemed the settlor, grantor or similar originator of the Separated Private Assets for purposes of Dutch gift, estate and inheritance tax in the case of subsequent gifts or inheritances.
For the purposes of Dutch gift and inheritance tax, a gift that is made under a condition precedent is deemed to have been made at the moment such condition precedent is satisfied. If the condition precedent is fulfilled after the death of the donor, the gift is deemed to be made upon the death of the donor.

Value Added Tax
No Dutch value added tax will arise in respect of or in connection with the subscription, issue, placement, allotment or delivery of Class A Shares and/or the exercise of Warrants.
Other Taxes and Duties
No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment or delivery of Class A Shares and/or the exercise of Warrants.
Residency
A holder of Class A Shares and/or Warrants will not be treated as a resident, or a deemed resident, of the Netherlands for tax purposes by reason only of the acquisition, or the holding, of Class A Shares and/or Warrants or the performance by the Company under Class A Shares and/or Warrants.
Material German Tax Considerations
The following section is a description of the material German tax considerations that become relevant when acquiring, owning and/or disposing of Class A Shares and Warrants as from the date of this prospectus. It is based on the German tax law applicable as of the date of this prospectus without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.
This section is intended as general information only and does not purport to be a comprehensive or complete description of all potential German tax effects of the acquisition, ownership or disposal of Class A Shares or Warrants and does not set forth all German tax considerations that may be relevant to a particular person’s decision to acquire Class A Shares or Warrants. It cannot be ruled out that the German tax authorities or courts may consider an alternative interpretation or application to be correct that differs from the one described in this section.
This section does not describe any German tax considerations or consequences that may be relevant to the acquisition, ownership or disposal of Class A Shares or Warrants by a shareholder (i) for whom or for a direct or indirect shareholder or beneficiary of whom the income or capital gains derived from the Class A Shares or Warrants are attributable to employment activities, the income from which is taxable in Germany, or (ii) who exchanges, or has exchanged, other German taxable assets for Class A Shares or Warrants (or vice versa) under a German tax deferral transaction of the German reorganization tax act (Umwandlungssteuergesetz).
This section does not constitute particular German tax advice and potential purchasers of Class A Shares or Warrants are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and/or disposal of Class A Shares or Warrants in light of their particular circumstances with regard to the application of German tax law to their particular situations, in particular with respect to the procedure to be complied with to obtain a relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of provisions of any applicable income tax treaty on the mitigation of double taxation (each a “tax treaty”), as well as any tax consequences arising under the laws of any state, local or other non-German jurisdiction. A shareholder or holder of Warrants may include an individual who or an entity that does not have the legal title to the Class A Shares or Warrants, but to whom nevertheless the Class A Shares or Warrants are attributed for German tax purposes, based either on such individual or entity owning a beneficial interest in the Class A Shares or Warrants or based on specific statutory provisions.
All of the following is subject to change as from the date of this prospectus. Such changes could apply retroactively and could affect the consequences set forth below. This section does neither refer to any German filing, notification or other German tax compliance aspects nor to foreign account tax compliance act (“FATCA”) aspects.

Lilium’s Tax Residency Status
We have our statutory seat in the Netherlands and our sole place of management in Germany and are therefore tax resident in Germany as from the date of this prospectus (both under German domestic law and for purposes of the German-Dutch tax treaty). Thus, we qualify as a corporation subject to German unlimited liability for corporate income tax purposes and are treated as a resident of Germany under the Dutch-German tax treaty. However, because our tax residency depends on future facts regarding our place of management the German unlimited liability for corporate income tax purposes may change in the future. We assume for all purposes herein that we shall be tax resident in Germany at all relevant points in time when taxable events may occur.
German Taxation of Holders of Class A Shares
Taxation of Dividends
Withholding Tax on Dividend Payments
Dividends distributed from Lilium to our shareholders are generally subject to German withholding tax, except for certain scenarios in which a dividend is either excluded from the scope of German withholding tax (for example, repayments of capital from the tax contribution account (steuerliches Einlagekonto)) or fully or partially withholding tax exempt, as further described. The withholding tax rate is 25% plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, totaling 26.375% of the gross dividend amount and potentially church withholding tax for shareholders who are private individuals in certain cases (see below). Withholding tax is to be withheld and passed on for the account of the shareholders, depending on the specific circumstances, by a domestic branch of a domestic or foreign credit or financial services institution (Kredit- oder Finanzdienstleistungsinstitut) or by the domestic securities institution (inländisches Wertpapierinstitut) that keeps and administers the Class A Shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the Class A Shares were entrusted for custody if the dividends are distributed to a foreign agent by such securities custodian bank (each of which is referred to as the “Dividend Paying Agent”). or, in case the Class A Shares are not held in deposit with a Dividend Paying Agent, Lilium is responsible for withholding and remitting the tax to the competent tax office. Such withholding tax is generally levied and withheld irrespective of whether and to what extent the dividend distribution is taxable at the level of the shareholder and whether the shareholder is a person residing in Germany or in a foreign country.
In the case of dividends distributed to a parent company within the meaning of Art. 3 para. 1 lit. a of the amended EU Directive 2011/96/EU of the Council of November 30, 2011 (the “EU Parent Subsidiary Directive”) domiciled in another Member State of the European Union, withholding tax may be refunded or not levied upon application and subject to further conditions (as set out below). This also applies to dividends distributed to a permanent establishment located in another Member State of the European Union of such a parent company or of a parent company tax resident in Germany if the participation in Lilium is effectively connected with and actually attributed to this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of Lilium of at least 10% for an uninterrupted period of at least twelve months. Further, the foreign resident shareholder must be eligible for purposes of the EU Parent Subsidiary Directive (as set out above) to invoke the reduction, and in addition, no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.
The withholding tax on dividends distributed to other foreign resident shareholders may be refunded or not levied upon application (as set out below) in accordance with an applicable tax treaty (to 15%, 5% or 0% depending on certain prerequisites) if Germany has concluded such tax treaty with the country of residence of the shareholder and if the shareholder does not hold the Class A Shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. Further, the foreign resident shareholder must be eligible for tax treaty purposes, and in addition, no limitation of benefits provision in a tax treaty and no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.
In the case of dividends received by corporate bodies (Körperschaften) who are not tax resident in Germany, i.e., corporate bodies with no registered office or place of management in Germany and if the shares neither belong to the assets of a permanent establishment or fixed place of business in Germany nor are part of business assets for which a permanent representative in Germany has been appointed, two-fifths of the withholding tax deducted and remitted may be refunded or not levied upon application (as set out below) without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a tax treaty or if no tax treaty has been concluded between the state of residence of the shareholder, however, likewise subject to the conditions of the aforementioned German anti-directive/treaty shopping provision.
The application for a refund of withholding tax under the EU Parent Subsidiary Directive, a tax treaty or the aforementioned option for foreign corporate bodies is to be filed with the German Federal Central Tax Office (Bundeszentralamt für Steuern) within four years following the end of the calendar year in which the dividends were received. The application shall be made by submitting a completed form for refund (available at the website of the Federal Central Tax Office (http://www.bzst.de) as well as at the German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that deducted the respective withholding tax. In this case, the refund of deducted withholding tax is procedurally granted in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the EU Parent Subsidiary Directive (0%) or on the basis of the tax rate set forth in the applicable tax treaty (15%, 5% or 0%) is refunded by the German Federal Central Tax Office.
If, under fulfilment of the prerequisites of the EU Parent Subsidiary Directive or a tax treaty, withholding tax is not to be levied at all, the relevant shareholder must apply to the German Federal Central Tax Office for the issuance of an exemption certificate (Freistellungsbescheinigung) that documents that the prerequisites for the application of the reduced withholding tax rates have been met. Dividends covered by the exemption certificate of the shareholder are then only subject to the reduced withholding tax rates stipulated in the exemption certificate.
The aforementioned refunds of (or exemptions from) withholding tax are further restricted if (i) the applicable tax treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder is not a corporation that directly holds at least 10% in the equity capital of Lilium and is subject to tax on its income and profits in its state of residence without being exempt. In this case, the refund of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in a company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends; (ii) the shareholder has to bear (taking into account claims of the shareholder from transactions reducing the risk of changes of the market value of the shares and corresponding claims of related parties of the shareholder) at least 70% of the change in value risk related to the shares in a company during the minimum holding period; and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties.
In the absence of the fulfillment of all of the three prerequisites, three-fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. Furthermore, a shareholder that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for such a full tax credit has (i) to notify the competent local tax office accordingly, (ii) to declare according to the officially prescribed form and (iii) to make a payment in the amount of the omitted withholding tax deduction.
However, these special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the shares in a company for at least one uninterrupted year upon receipt of the dividends.
For individual or corporate shareholders tax resident outside Germany not holding the Class A Shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, the remaining and paid withholding tax (if any) is then final (i.e., not refundable) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (for example, those shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their Class A Shares as business assets, as well as for shareholders tax resident outside of Germany holding their Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax (including solidarity surcharge) in excess of such tax liability will be refunded upon receipt of the relevant tax assessment. For individual shareholders tax resident in Germany holding Class A Shares as private assets, the withholding tax is a final tax (Abgeltungsteuer), subject to the exceptions described in the following section.
Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Class A Shares as Private Assets (Private Individuals)
For individual shareholders (individuals) resident in Germany holding Class A Shares as private assets, dividends are subject to a flat rate tax, which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon totaling 26.375% and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax, unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the specific tax rate, including church tax, are to be discussed with the individual tax advisor of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.
The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent or Lilium. However, if the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the final withholding tax will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as partners in accordance with the registered partnership law filing jointly can only jointly exercise the option.
Exceptions from the flat rate tax (satisfied by withholding the tax at source, Abgeltungswirkung) may apply — that is, only upon application — (i) for shareholders who have a shareholding of at least 25% in Lilium and (ii) for shareholders who have a shareholding of at least 1% in Lilium and work for the Company in a professional capacity, each within the assessment period for which the application is first made. In such a case, the same rules apply as for sole proprietors holding Class A Shares as business assets (see below “— Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Class A Shares as Business Assets — Sole Proprietors”). Further, the flat rate tax does not apply if and to the extent dividends reduced Lilium taxable income.
Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Class A Shares as Business Assets
If a shareholder holds Class A Shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.
Corporations
Dividend income of corporate shareholders is exempt from corporate income tax, provided that the corporation holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid (participation exemption). The acquisition of a participation of at least 10% in the course of a calendar year (in one instance) is deemed to have occurred at the beginning of such calendar year. Participations in the share capital of the Company that a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax-exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge); i.e., tax exemption of 95%. Business expenses incurred in connection with the dividends received are entirely tax deductible. The participation exemption does not apply if and to the extent dividends reduced Lilium’s taxable income.
For trade tax purposes, the entire dividend income is subject to trade tax (i.e., the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporate shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In such case, the dividends are not subject to trade tax. However, trade tax is levied on the amount considered to be a non-deductible business expense (amounting to 5% of the dividend). Trade tax depends on the municipal trade tax multiplier applied by the relevant municipal authority. In the case of an indirect participation via a partnership, please refer to the section “— Partnerships” below.
If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15% plus 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the applicable municipality levy rate determined by the municipality in which the corporate shareholder has its place of management and permanent establishments, respectively, to which the Class A Shares are attributed).
Special regulations apply that abolish the 95% tax exemption, if Class A Shares are held (i) as trading portfolio (Handelsbestand) assets in the meaning of Section 340e paragraph 3 of the German Commercial Code (Handelsgesetzbuch) by a (a) credit institution (Kreditinstitut), (b) securities institution (Wertpapierinstitut) or (c) financial service institution (Finanzdienstleistungsinstitut) or (ii) as current assets (Umlaufvermögen) by a financial enterprise (Finanzunternehmen) within the meaning of the German Banking Act (Kreditwesengesetz), in case more than 50% of the shares of such financial enterprise are held directly or indirectly by a credit institution, a securities institution or a financial service institution, or (iii) by a life insurance company, a health insurance company or a pension fund in case the shares are attributable to the capital investments, resulting in fully taxable income (any shareholder falling under (i), (ii) or (iii), a “Non-Exempt Corporation”).
Sole proprietors
For sole proprietors (individuals) resident in Germany holding Class A Shares as business assets, dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her personal income tax rate plus 5.5% solidarity surcharge thereon and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. This does not apply to church tax (if applicable). In addition, the dividend income is entirely subject to trade tax if the Class A Shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant assessment period. In this latter case, the net amount of dividends, i.e., after deducting directly related expenses, is exempt from trade tax. The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently up to 4.0 times the trade tax measurement amount (Gewerbesteuer-Messbetrag).
Partnerships
In case Class A Shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if applicable) as well as solidarity surcharge are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

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if the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge (see above “— Corporations”);

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if the partner is a sole proprietor, the dividend income will be subject to the partial income rule (see above “— Sole Proprietors”);

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if the partner is a private individual — only possible if the partnership is not a (operative or deemed) commercial partnership, the dividend income will be subject to the flat tax rate (see above “— Private Individuals”).

In case the partnership is a (operative or deemed) commercial partnership with its place of management in Germany, the dividend income is subject to German trade tax at the level of the partnership, unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period. In such case, the dividend income is 95% exempt from trade tax to the extent the partners of the partnership are corporations and 40% exempt from trade tax to the extent the partners of the partnership are sole proprietors. Any trade tax levied on the level of the partnership will be eligible for credit against an individual shareholder’s personal income tax liability based on the applicable municipal trade tax rate, depending on the individual tax situation of the shareholder and further circumstances and limited to currently 4.0 times the partial trade tax measurement amount allocable to such individual shareholder.
Partnerships can opt to be treated as a corporation for purposes of German income taxation. If the shareholder is a partnership that has validly exercised such option right, any dividends from the disposal shares or subscription rights are subject to corporate income tax (and, for the avoidance of doubt, trade tax).
Taxation of Dividend Income of Shareholders Tax Resident Outside of Germany
For foreign individual or corporate shareholders tax resident outside of Germany not holding the Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption (as set out above in “— Withholding Tax on Dividend Payments”).
In contrast, individual or corporate shareholders tax resident outside of Germany holding the Company’s Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the Class A Shares as business assets. The withholding tax withheld (including solidarity surcharge) will generally be credited against the shareholder’s personal income tax or corporate income tax liability in Germany if the prerequisites set out above (see “— Withholding Tax on Dividend Payments”) are fulfilled.
Taxation of Capital Gains
Withholding Tax on Capital Gains
Capital gains realized on the disposal of Class A Shares are only subject to withholding tax if (i) a permanent establishment in Germany of a German or foreign credit or financial institution, (ii) a German securities trading company or (iii) a German securities trading bank stores or administrates or carries out the disposal of the Class A Shares and pays or credits the capital gains. In those cases, the institution (and not the Company) is required to deduct the withholding tax at the time of payment for the account of the shareholder and to pay the withholding tax to the competent tax authority.
In case the Class A Shares in the Company are held (i) as business assets by a sole proprietor, a partnership or a corporation and such shares are attributable to a German business or (ii) in case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In case of the aforementioned exemption under (i) the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are exempt from withholding tax. The respective notification has to be filed with the tax office competent for the beneficiary by using the officially prescribed form.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Class A Shares as Private Assets (Private Individuals)
For individual shareholders (individuals) resident in Germany holding Class A Shares as private assets, capital gains realized on the disposal of Class A Shares are subject to final withholding tax (Abgeltungsteuer). Accordingly, capital gains will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon totaling 26.375% and church tax in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Central Tax Office (details related to the computation of the specific tax rate, including church tax, are to be discussed with the personal tax advisor of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the Class A Shares and the expenses directly and materially related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.
In case the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as for partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.
Capital losses arising from the disposal of the Class A Shares can only be offset against other capital gains resulting from the disposition of the Class A Shares or shares in other stock corporations during the same calendar year. Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the disposal of shares in stock corporations in future years. The constitutionality of such limitation on the offsetting of losses is currently the subject of a pending procedure at the German Federal Constitutional Court.
The final withholding tax (Abgeltungsteuer) will not apply if the seller of the Class A Shares or in case of gratuitous transfer, its legal predecessor, has held, directly or indirectly, at least 1% of the Company’s registered share capital at any time during the five years prior to the disposal. In that case, capital gains are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his or her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) will be credited against the shareholder’s personal income tax liability in Germany.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Class A Shares as Business Assets
If a shareholder holds Class A Shares as business assets, the taxation of capital gains realized on the disposal of such shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:
Corporations
Capital gains realized on the disposal of Class A Shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e., tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax deductible.
Capital losses incurred upon the disposal of Class A Shares or other impairments of the share value are not tax deductible. A reduction of profit is also defined as any losses incurred in connection with a loan or security in the event the loan or the security is granted by a shareholder or by a related party thereto or by a third person with the right of recourse against the before mentioned persons and the shareholder holds directly or indirectly more than 25% of the Company’s registered share capital.
Special regulations apply, which may exclude aforementioned tax exemptions, if the Company’s Class A Shares are held by a Non-Exempt Corporation.
Sole Proprietors
If the Class A Shares are held by a sole proprietor, capital gains realized on the disposal of the Class A Shares are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his or her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the Class A Shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently up to 4.0 times the trade tax measurement amount.
Partnerships
In case the Class A Shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as solidarity surcharge (and church tax) since partnerships qualify as transparent for German income tax purposes. In this regard, corporate income tax or personal income tax as well as solidarity surcharge (and church tax, if applicable) are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:
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If the partner is a corporation, the capital gains will be subject to corporate income tax plus solidarity surcharge (see above “— Corporations”). Trade tax will be levied additionally at the level of the partner insofar as the relevant profit of the partnership is not subject to trade tax at the level of the partnership. However, with respect to both corporate income and trade tax, the 95%-exemption rule as described above applies. With regard to corporations as partners, special regulations apply if they are held by a Non-Exempt Corporation, as described above.

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If the partner is a sole proprietor (individual), the capital gains are subject to the partial income rule (see above “— Sole Proprietors”).

In addition, if the partnership is liable to German trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. However, if a partner is an individual, any trade tax paid on the level of the partnership will be eligible for credit against an individual partner’s personal income tax liability based on the applicable municipal trade tax rate and depending on the individual tax situation of the individual and further circumstances, limited to currently 4.0 times of the partial trade tax measurement (Gewerbesteuer-Messbetrag).
Partnerships can opt to be treated as a corporation for purposes of German income taxation. If the shareholder is a partnership that has validly exercised such option right, any capital gains from the disposal shares or subscription rights are subject to corporate income tax (and, for the avoidance of doubt, trade tax).
Taxation of Capital Gains Realized by Shareholders Tax Resident Outside of Germany
Capital gains realized on the disposal of the Class A Shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the Class A Shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany, or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the Company’s share capital at any time during a five year period prior to the disposal.
In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, if capital gains are realized in case (ii) above by corporations tax resident outside of Germany which are not Non-Exempt Corporations, these capital gains are fully tax exempt under German tax law according to the case law of the German Federal Fiscal Court (Bundesfinanzhof). Additionally, except for the cases referred to in (i) above, most tax treaties concluded by Germany provide for a full exemption from German taxation except if the Company is considered a real estate holding entity for treaty purposes.
German taxation of holders of Warrants
General
Holders of Warrants are likely to be taxed in particular upon certain forms of the exercise, sale or disposal of Warrants (taxation of capital gains) and the gratuitous transfer of Warrants (inheritance and gift tax).
Taxation of Holders of Warrants Not Tax Resident in Germany
The capital gains from the disposition of the Warrants realized by a non-German tax resident holder of the Warrants would not be treated as German source income and not be subject to German income tax provided that (i) such non-German resident holder does not maintain a permanent establishment or other taxable presence in Germany which the Warrants form part of, and (ii) the income does not otherwise constitute German-source income (such as income from the letting and leasing of certain German-situs property or income from certain capital investments directly or indirectly secured by German-situs real estate). If either requirement (i) or (ii) above is not met, a non-German tax resident holder will be subject to German taxation on the aforementioned capital gains corresponding to the taxation of holders of Warrants tax resident in Germany holding the Warrants as business assets, as set out below.
In this case, non-German resident holders of the Warrants are, in general, exempt from German withholding tax on capital gains. However, if capital gains derived from the Warrants are paid out or credited to the holder of the Warrants by a German credit institution, a financial services institution, a securities trading company or a securities trading bank (each as defined in the German Banking Act (Kreditwesengesetz) and, in each case including a German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) (“German Disbursing Agent”), withholding tax may be levied under certain circumstances both in the case of business and non-business holders of Warrants. The withholding tax may be refunded based on an assessment to tax or under an applicable tax treaty, depending on the individual circumstances of the holder.
Taxation of Holders of Warrants Tax Resident in Germany
Withholding Tax on Capital Gains
The capital gains from the disposition (i.e., the difference between the proceeds from the disposal, redemption, repayment or assignment after deduction of expenses directly related to the disposal, redemption, repayment or assignment and the cost of acquisition) or a cash-settlement (i.e., the cash amount received minus directly related costs and expenses, e.g. the acquisition costs) of the Warrants received by a German resident holder of Warrants holding the Warrants as private assets will be subject to German withholding tax if the Warrants are kept or administered in a custodial account with a German Disbursing Agent. The tax rate is 25% (plus a 5.5% solidarity surcharge thereon, resulting in an aggregate rate of 26.375%; plus church tax, if applicable). For individual holders who are subject to church tax, the church tax generally has to be withheld by the German Disbursing Agent based on an automatic data access procedure, unless the shareholder has filed a blocking notice (Sperrvermerk) with the Federal Central Tax Office.

In case the Warrants have not been kept or administered in a custodial account with the same German Disbursing Agent since the time of their acquisition, the withholding tax rate will be applied to 30% of the (disposal) proceeds (the so called “Lump Sum Substitute Basis”), unless the current German Disbursing Agent has been notified of the actual acquisition costs of the Warrants by the previous German Disbursing Agent or by a statement of a bank or financial services institution from another member state of the European Union or the European Economic Area or from certain other countries (e.g., Switzerland or Andorra).
In computing any German tax to be withheld, the German Disbursing Agent generally deducts from the basis of the withholding tax, subject to certain limitations, negative investment income realized by a non-business holder of the Warrants via the German Disbursing Agent (e.g., losses from the sale of other securities with the exception of shares). The German Disbursing Agent also deducts accrued interest on other securities (if any) paid separately upon the acquisition of the respective security by a non-business holder of Warrants via the German Disbursing Agent. In addition, subject to certain requirements and restrictions the German Disbursing Agent may credit foreign withholding taxes levied on investment income in a given year regarding securities held by a non-business holder of Warrants in the custodial account with the German Disbursing Agent.
Non-business holders of the Warrants are entitled to an annual saver’s allowance of €801 for an individual or €1,602 for a married couple or registered civil union filing taxes jointly for all investment income received in a given year. Upon the non-business holder of the Warrants filing an exemption certificate (Freistellungsauftrag) with the Disbursing Agent, the Disbursing Agent will take the allowance into account when computing the amount of tax to be withheld.
No withholding tax will be deducted if the holder of the Warrants has submitted to the Disbursing Agent a certificate of non-assessment (Nichtveranlagungs-Bescheinigung) issued by the competent local tax office. The deduction of expenses related to the investment income (including gains with respect to the Warrants) is generally not possible for private investors.
German withholding tax should not apply to gains from the disposal, redemption, repayment or assignment of Warrants held by a German tax resident corporation. The same may apply to sole proprietors or partners of partnerships, where the Warrants form part of a trade or business or are related to income from letting and leasing of property, subject to further requirements being met (compare with “— Corporations, Sole Proprietors and Partnerships” below). However, there is a risk that losses resulting from the sale, other disposition or lapse of the Warrants may be ring-fenced and only offsetable against income from forward transactions (Termingeschäfte) in both of the aforementioned cases. Please note that for corporations, sole-proprietors or partnerships which or who are not tax resident in Germany, withholding tax may be levied, as set out above (compare with “— Taxation of Holders of Warrants Not Tax Resident in Germany”).
Taxation of Capital Gains
Individuals as the Holders of the Warrants
The personal income tax liability of a holder of the Warrants holding the Warrants as private assets deriving income from capital investments under the Warrants is, in principle, settled by the tax withheld (unless for example the income from Warrants qualifies as income from the letting and leasing of property). To the extent withholding tax has not been levied, such as in the case of Warrants kept in custody abroad or if no German Disbursing Agent is involved in the payment process, the non-business holder of Warrants must report his or her income and capital gains derived from the Warrants (through disposition or cash settlement) on his or her tax return and then will also be taxed at a rate of 25% (plus solidarity surcharge of 5.5% thereon, resulting in an aggregate rate of 26.375%; and church tax, if applicable). If the withholding tax has been calculated on the basis of a Lump Sum Substitute Basis, a non-business holder of the Warrants may and in case the actual gain is higher than 30% of the proceeds must also apply for an assessment on the basis of his or her actual acquisition costs. Further, a non-business holder may request that all investment income of a given year is taxed at his or her lower individual tax rate based upon an assessment to tax with any amounts over withheld being refunded. In each case, the deduction of expenses (other than transaction costs) on an itemized basis is not permitted.

With regard to non-business holders of Warrants, there is a relevant risk that such losses may only be applied against profits from income from capital investments derived in the same or, subject to certain limitations, in subsequent years. For assessment periods beginning after December 31, 2020, such losses incurred by non-business holders of the Warrants may only be applied against income from other forward/future or option transactions derived in the same or, subject to certain limitations, in subsequent years and the deductibility of such losses is limited to €20.000 per year.
In addition, losses of non-business holders arising from a bad debt loss (Forderungsausfall), a waiver of a receivable (Forderungsverzicht) or a transfer of an impaired receivable to a third party or from any other default can only be offset against other income from capital investments and only up to an amount of €20,000 per year. The same rules may apply if the Warrants expire worthless or lapse.
Corporations, Sole Proprietors and Partnerships
Where Warrants form part of a trade or business, the withholding tax, if any, will not settle the personal or corporate income tax liability. The respective holder of Warrants (or the partner of the partnership holding the Warrants) will have to report income and related (business) expenses resulting from the disposition or cash settlement of the Warrants on the tax return and the balance will be taxed at the holder’s (or the partner of the partnership holding the Warrants) applicable tax rate. Withholding tax levied, if any, will be credited against the personal or corporate income tax of the holder (or the partner of the partnership holding the Warrants). Capital gains resulting from a disposal, redemption, repayment, assignment or cash settlement of the Warrants may also be subject to German trade tax, if the Warrants form part of a German trade or business. A corporate income tax or trade tax exemption should, in this case, not be applicable.
With regard to business holders of Warrants, there is a risk that losses resulting from the sale, other disposition or lapse of the Warrants may generally only be applied against profits from other forward/future or option transactions derived in the same or, subject to certain restrictions, the previous year. Otherwise these losses can be carried forward indefinitely and, within certain limitations, applied against profits from forward/future or option transactions in subsequent years. Further special rules apply to credit institutions, financial services institutions and finance companies within the meaning of the German Banking Act.
In the case of physical settlement of the Warrants please see the above sections on disposal of Class A Shares for German taxation of the disposal or other transaction involving a resulting Class A Share.
Solidarity Surcharge
The solidarity surcharge has been partially abolished or reduced as of the assessment period 2021 for certain German taxpayers. The solidarity surcharge continues, however, to apply for corporate income tax and capital investment income and, thus, on withholding taxes levied. In case the individual income tax burden for an individual holder is lower than 25% the holder can apply for his or her capital investment income being assessed at his or her individual tariff-based income tax rate in which case solidarity surcharge would be refunded.
Inheritance and Gift Tax
The transfer of Class A Shares or Warrants to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft-und Schenkungsteuer) if at the time of transfer:
(i)
the decedent, the donor, the heir, the donee or any other beneficiary has his /her /its residence, domicile, registered office or place of management in Germany, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany; or

(ii)
(irrespective of the personal circumstances) the Class A Shares or Warrants are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

(iii)
(irrespective of the personal circumstances) at least 10% of the registered share capital of Lilium is held directly or indirectly by the decedent or person making the gift, himself or together with a related party in terms of Section 1(2) German Foreign Tax Act (Außensteuergesetz).

Special regulations apply to German citizens who maintain neither a residence nor their domicile in Germany but maintain a residence or domicile in a low tax jurisdiction and to former German citizens, also resulting in inheritance and gift tax. The few tax treaties on inheritance and gift tax that Germany has entered into may limit the German right to inheritance and gift tax to the case described under (i) above, and with certain restrictions, in case of (ii).
Value Added Tax (VAT)
No German value added tax (Umsatzsteuer) will arise in respect of any acquisition, ownership and/or disposal of the Class A Shares or Warrants unless in certain cases where a waiver of an applicable VAT exemption occurs. Any such waiver would require a supply of shares from one person taxable for VAT purposes to the enterprise of another VAT taxable person.
Transfer Taxes
No German capital transfer tax (Kapitalverkehrsteuer) or stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, owning or disposing the Class A Shares or Warrants. Net wealth tax (Vermögensteuer) is currently not levied in Germany. German real estate transfer tax (Grunderwerbsteuer) may only be attracted by the acquisition (including by way of exercise of warrants) or sale of Class A Shares or certain comparable transactions under very specific circumstances if Lilium, or a subsidiary entity to Lilium own German situs real estate at such time, with “ownership” and “real estate” both having an extended meaning under the German Real Estate Transfer Tax Act (Grunderwerbsteuergesetz).
The European Commission has published a proposal for a directive for a common financial transactions tax (“FTT”) in certain participating member states of the European Union, including Germany. The proposed FTT has a very broad scope and could, if introduced in the form of the proposal, apply to certain dealings in the Class A Shares (including secondary market transactions) in certain circumstances. However, the proposed FTT remains subject to negotiations between the participating member states and it is currently unclear in what form and when an FTT would be implemented, if at all. Prospective holders of the Class A Shares are advised to monitor future developments closely and to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION
Citigroup Global Markets Inc., B. Riley Securities, Inc. and Piper Sandler & Co., which we refer to as the placement agents, have agreed to act as our placement agents in connection with this offering subject to the terms and conditions of the placement agency agreement dated November 18, 2022 entered into by and among the Company and the placement agents. The placement agents, acting in their capacity as such, are not purchasing or selling any Class A Shares or accompanying Warrants, but have agreed to use their respective reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with any investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and institutional accredited investors.
Fees and Expenses
We have agreed to pay the placement agents a fee equal to     % of the gross proceeds of the offering.
	Per Share and One-Half Warrant		Total
Public offering price		$1.30		$29,249,997.40
Placement agent fees(1)	$		$
Proceeds, before expenses, to us	$		$

(1)
We have also agreed to reimburse the placement agents, acting in their capacity as such, for certain expenses incurred in connection with the offering in an amount up to $750,000.

We have also agreed to indemnify the placement agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agents may be required to make in respect thereof.
The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agents might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the placement agents:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement. Copies of the placement agency agreement and the securities purchase agreement will be included as exhibits to our Form 6-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”
No Sales of Similar Securities
We and certain of our directors and officers, through entering into lock-up agreements, have agreed that, without the prior written consent of Citigroup Global Markets Inc., B. Riley Securities, Inc. and Piper Sandler & Co., we and they will not, directly or indirectly, offer, sell, contract to sell, pledge, or otherwise dispose of any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until thirty (30) days after the date of this prospectus supplement.

Subject to certain limitations and exceptions, the restrictions described in the immediately preceding paragraph do not apply to:
•
the grant, issuance and settlement of options, restricted stock awards, stock units or any other type of equity award, including Class A Shares, pursuant to any of the Company’s employee stock option plans, stock ownership plans, incentive awards plans or dividend reinvestment plans in effect as of the date of this prospectus supplement, the receipt of securities pursuant to such plans, and the filing of any registration statement on Form S-8 if necessary or required in connection with such plans;

•
the issuance by the Company of Class A Shares upon the conversion of securities or the exercise of warrants outstanding as of the date of this prospectus supplement;

•
conversions of any class of capital stock, issuance, or other action by the Company required under or needed to effectuate any director’s or officer’s 10b5-1 plan, but only to the extent such plan is in effect on the date of this prospectus supplement, or pursuant to the Company’s organizational documents;

•
the filing, or causing the effectiveness, by the Company of any registration statement on Form F-3 and prospectus or prospectus supplement related to the resale of securities as may be required pursuant to private placement agreements executed on or prior to the date of this prospectus supplement,

•
sales and issuances by the Company of securities to suppliers, vendors, or other business partners pursuant to procurement or similar arrangements or in exchange for the cancellation or extinguishment of liability with such persons, or pursuant to any agreement with such persons or otherwise, or the filing, or causing the effectiveness of, any registration statement on Form F-3 and prospectus or prospectus supplement related to the resale of such securities pursuant to such arrangements;

•
certain transactions relating to sales of Class A Shares acquired in open market transactions after the completion of the offering contemplated hereby,

•
transfers of securities as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution in a transaction not involving a disposition for value;

•
transfers or dispositions to immediate family, or any trust for the direct or indirect benefit thereof, in a transaction not involving a disposition for value;

•
transfers or dispositions to entities all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor in a transaction not involving a disposition for value;

•
transfers or dispositions by will, other testamentary document or intestate succession or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement;

•
transfers or dispositions pursuant to any contractual arrangement in effect on the date of this prospectus supplement providing for the repurchase by the Company or in connection with the termination of employment with or service to the Company;

•
sales, transfers or other dispositions pursuant to trading plans adopted pursuant to Rule 10b5-1 under the Exchange Act that is in effect as of the date of this prospectus supplement, or the future establishment of such trading plan;

•
certain transactions relating to (i) the receipt of Class A Shares by the Company in connection with the exercise of any options, or the settlement of any other equity-based award granted under an employee benefit or equity compensation plan or agreement existing on the date of this prospectus supplement and (ii) the withholding by, or transfer to, the Company of Class A Shares in connection with the vesting or settlement of any equity-based award under the Company’s employee benefit or equity compensation plan existing on the date of this prospectus supplement or the exercise of any options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options or warrants so long as such “cashless exercise,” “net exercise” or settlement is effected solely by the surrender of outstanding options, warrants or other equity-based awards; or

•
transfers or dispositions pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving certain change of control transactions.

Other Relationships
The placement agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the placement agents and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
Additionally, in the ordinary course of their business activities, the placement agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain affiliates of B. Riley Securities, Inc., a placement agent in this offering, are acting as investors in this offering. The Company has also granted Citigroup Global Markets Inc. and B. Riley Securities, Inc. the right to participate in the distribution of future public offerings, private placements or other financings, subject to certain conditions.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time
A.
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FMSA,

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Japan
No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the securities offered hereby. The securities are being offered in a private placement to “qualified institutional investors” (tekikaku-kikantoshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the securities in this offer may not transfer or resell those securities except to other QIIs. Accordingly, the securities are not being offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan ) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan except for the private placement above pursuant to an exemption from the registration requirements of the FIEL and in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Canada
The securities to which this prospectus supplement relates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities to which this prospectus supplement relates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Oman
The information contained in this prospectus supplement and the accompanying prospectus neither constitutes a public offer of securities in the Sultanate of Oman as contemplated by the Commercial Companies Law of Oman (Royal Decree 4/74) or the Capital Market Law of Oman (Royal Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy Non-Omani securities in the Sultanate of Oman as contemplated by Article 139 of the Executive Regulations of the Capital Market Law (issued by Capital Market Authority Decision No. 1/2009).
The recipient of this prospectus supplement and the accompanying prospectus in Oman represents that it is a financial institution and is a financially solvent, experienced investor (as described in Article 139 of the Executive Regulations of the Capital Market Law) and that its officers/employees have such experience in business and financial matters that they are capable of evaluating the merits and risks of investments.
This prospectus supplement and the accompanying prospectus have been sent at the request of the investor in Oman, and by receiving this prospectus supplement and the accompanying prospectus, the person or entity to whom they have been issued and sent understands, acknowledges and agrees that this prospectus supplement and the accompanying prospectus have not been approved by the Capital Market Authority (“CMA”) or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the Class A Shares or accompanying Warrants within Oman.
The distributor of this prospectus supplement and the accompanying prospectus is neither a company licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor a bank licensed by the Central Bank of Oman to provide investment banking services in Oman. The distributor of this prospectus supplement and the accompanying prospectus does not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.
Nothing contained in this prospectus supplement and the accompanying prospectus is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This prospectus supplement and the accompanying prospectus are for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.
Any recipient of this prospectus supplement and the accompanying prospectus and any purchaser of the Class A Shares or accompanying Warrants pursuant to this prospectus supplement and the accompanying prospectus shall not market, distribute, resell, or offer to resell the shares within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this prospectus supplement or the accompanying prospectus to others.

LEGAL MATTERS
The validity of the Class A Shares and Warrants being offered by this prospectus supplement will be passed upon for us by Freshfields Bruckhaus Deringer LLP. Citigroup Global Markets Inc., B. Riley Securities, Inc. and Piper Sandler & Co., in their respective capacities as placement agents, are being represented by Latham & Watkins LLP in connection with the offering.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 4 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany. The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Additionally, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely for informational purposes.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus supplement are completed:
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

•
the description of the securities contained in our registration statement on Form 8-A filed on August 11, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•
the first paragraph of the Explanatory Note of our Report on Form 6-K, furnished to the SEC on June 1, 2022;

•
the information contained under “Risk Factors” in the prospectus filed with the SEC under Rule 424(b) on June 24, 2022;

•
our Reports on Form 6-K, furnished to the SEC on February 28, 2022, June 6, 2022 (two filings), June 14, 2022, September 27, 2022, September 28, 2022, October 28, 2022 and November 18, 2022;

•
the information in the Explanatory Note of our Report on Form 6-K, furnished to the SEC on October 26, 2022; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are, or selected portions thereof are, identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement other than exhibits that are not specifically incorporated by reference into those documents. You can request those documents from:
Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460
We have not authorized and the placement agents have not authorized any other person to provide you with any information other than the information contained in this prospectus supplement and the documents incorporated by reference herein. We do not and the placement agents do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are and the placement agents are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS
Lilium N.V.
$250,000,000
Class A Shares,
Warrants &
Rights
Lilium N.V., a Dutch public limited liability company (the “Company,” “Lilium,” “we,” “us,” “our” or similar terms) may offer from time to time up to a total amount of $250,000,000 in any combination of the securities described in this prospectus, consisting of (i) Class A ordinary shares of the Company, nominal value €0.12 per share (the “Class A Shares”), (ii) warrants to purchase Class A Shares (the “Warrants”) and (iii) rights to purchase Class A Shares (the “Rights” and, collectively with the Class A Shares and Warrants, the “Securities”), in one or more offerings under this prospectus and on the terms described in one or more applicable supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, the specific manner in which they may be offered, and whether the offered Securities will be listed on any national securities exchange(s), will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before investing in any of the Securities.
The Securities covered by this prospectus may be issued, offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of any Securities covered by this prospectus, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For more information see “Plan of Distribution” in this prospectus.
Our Class A Shares and warrants to purchase Class A Shares, originally issued to the public shareholders of Qell Acquisition Corp. in its initial public offering and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined herein) at an exercise price of $11.50 per Class A Share (the “Public Warrants”), are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LILM” and “LILMW,” respectively. On September 30, 2022, the closing sale prices as reported on Nasdaq of our Class A Shares and Public Warrants were $2.28 per share and $0.27 per warrant, respectively.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.
Our principal executive offices are located at Claude-Dornier Straße 1, Bldg. 335, 82234 Wessling, Germany.
This prospectus may not be used to offer or sell any Securities covered by this prospectus unless accompanied by a prospectus supplement.
Investing in our Securities involves a high degree of risk. Before buying any Securities, you should carefully read the discussion of material risks of investing in our Securities in “Risk Factors” on page 6 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated October 12, 2022

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. This prospectus does not constitute an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.
Except as otherwise set forth in this prospectus, neither we nor any underwriters, dealers or agents have taken any action to permit a public offering of the Securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings on a continuous or delayed basis up to $250,000,000 of any combination of the Securities described in this prospectus and the applicable prospectus supplement.
This prospectus provides you with a general description of the Securities that the Company may offer. Each time we use this prospectus to offer any of the Securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that the Company files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.
Neither the Company nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus or any amendment or supplement to this prospectus.
You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.” The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference herein or therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein or the sale of any Securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus is not an offer of the Securities in any jurisdiction where an offer is not permitted.
On September 14, 2021 (the “Closing Date”), we closed the business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of March 30, 2021 (as amended, the “Business Combination Agreement”), by and among Qell Acquisition Corp., a Cayman Islands exempted company (“Qell”), Lilium GmbH, a German limited liability company, Lilium B.V., a Dutch private liability company (besloten vennootschap met beperkte aansprakelijkheid) (which was converted into a Dutch public limited liability company (naamloze vennootschap), Lilium N.V., prior to the closing of the Business Combination), and Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly owned subsidiary of Lilium (“Merger Sub”).
On the Closing Date, (i) Qell converted the class A ordinary shares of Qell (the “Qell Class A Ordinary Shares”) into a claim for corresponding equity in Merger Sub, with such claim then contributed to Lilium in exchange for one Class A Share, (ii) the shareholders of Lilium GmbH exchanged their shares of Lilium GmbH for shares in the capital of Lilium, with all Lilium GmbH shareholders, but Daniel Wiegand, receiving Class A Shares in the share capital of Lilium, and Daniel Wiegand receiving Class B Shares, and (iii) each outstanding warrant to purchase a Qell Class A Ordinary Share was converted into a warrant to purchase one Class A Share.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:
“Azul” means Azul S.A. and Azul Linhas Aereas Brasileiras S.A., collectively.
“Azul Warrant” means the warrants issued on October 22, 2021 to Azul, which are exercisable for 1,800,000 Class A Shares at an exercise price of €0.12 per Class A Share.
“Board” means the board of directors of Lilium N.V.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated March 30, 2021, as amended, by and among Lilium GmbH, Merger Sub, Qell and Lilium.
“Class A Shares” means the ordinary shares A, with a nominal value of €0.12 per share, in the share capital of Lilium.
“Class B Shares” means the ordinary shares B, with a nominal value of €0.36 per share, in the share capital of Lilium.
“Class C Shares” means the ordinary shares C, with a nominal value of €0.24 per share, in the share capital of Lilium.
“Closing Date” means the date of the closing of the transactions contemplated by the Business Combination Agreement.
“Company” means Lilium, unless the context indicates otherwise.
“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“DCGC” means the Dutch Corporate Governance Code 2016.
“eVTOL” means electric vertical take-off-and-landing.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“General Meeting” means a general meeting of the shareholders of the Company.
“Lilium,” as well as terms such as “we,” “us,” “our” and similar terms, means (i) Lilium N.V., together with its subsidiaries, after conversion into a Dutch public limited liability company and (ii) Lilium B.V. prior to the conversion into a Dutch public liability company. As the context may require, the foregoing terms may also refer to local holders of air operator certificates or similar aviation operating authorities who Lilium anticipates will operate and control Lilium network air carrier operations in certain jurisdictions in order to comply with applicable law.
“Lilium Jets” means the fully electric eVTOL aircraft being developed by Lilium.
“Nasdaq” means The Nasdaq Global Select Market.
“Private Warrants” means the warrants of Lilium N.V. originally held by certain former Qell shareholders, purchased by such holders in a private placement that occurred concurrently with the closing of Qell’s initial public offering and converted into warrants to purchase one Class A Share at a price of $11.50 per share, subject to adjustment, at the closing of the Business Combination.
“Public Warrants” means the publicly listed warrants of Lilium N.V. to purchase one Class A Share at a price of $11.50, subject to adjustment, trading on the Nasdaq under the symbol “LILMW.”
“Qell” means Qell Acquisition Corp., a Cayman Islands exempted company.
“Qell Class A Ordinary Shares” means Qell’s Class A ordinary shares.

“SEC” means the U.S. Securities and Exchange Commission.
“Securities” means, collectively, the Class A Shares, warrants to purchase Class A Shares and rights to purchase Class A Shares offered under this prospectus.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Shares” means the Class A Shares, the Class B Shares and the Class C Shares.
“SPAC Warrants” means, collectively, the Public Warrants and Private Warrants.
“Sponsor” means Qell Partners LLC, a Cayman Islands limited liability company.

PROSPECTUS SUMMARY
This summary highlights certain information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
Lilium is a next-generation transportation company. We are focused on developing an eVTOL aircraft for use in a new type of high-speed air transport system for people and goods — one that would (i) offer increased connectivity for communities around the world as well as generate time savings to travelers, (ii) be easily accessible from areas designed specifically for eVTOL aircraft to take off and land (“Vertiports”) close to homes and workplaces, (iii) be affordable for a large part of the population and (iv) be more environmentally friendly than current regional air transportation.
The products we are developing are fully electric jet aircraft that can take off and land vertically with low noise. Our objective is for the Lilium Jets to be the basis for sustainable, high-speed regional air mobility (“RAM”) networks, which refers to networks that will connect communities and locales with a region directly with one another. We believe such networks will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets will generate zero operating emissions during flight. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours — and significant carbon emissions — each year.
Currently, our development efforts are focused on our ongoing certification process for the Lilium Jet with the European Union Aviation Safety Agency (“EASA”) and the Federal Aviation Administration (“FAA”) and building out our manufacturing capacity. We plan to rely on three business models. First, we plan to use the Lilium Jet within regional passenger shuttle networks, initially in the U.S. and Europe, that we intend to create and operate with third parties. Second, we plan to provide a turnkey enterprise solution by selling fleets of Lilium Jets and related aftermarket services directly to enterprise and other customers. Third, we intend to target general business aviation customers as a supplemental business line that we intend to deploy in tailored offerings through private or fractional ownership sales.
The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across battery technology, lightweight materials, sensors and computing power and propulsion technology. Morgan Stanley has projected that the eVTOL aircraft market could represent $1.0 trillion (in the base case) to $4.5 trillion (in the bull case) in revenues by 2040.
The Lilium Jet architecture is based on our proprietary Ducted Electric Vectored Thrust (“DEVT”) technology, which has been developed and rigorously tested over the last several years. While the majority of our eVTOL competitors leverage open rotor engines, which are based on unducted, counter rotating propeller blades that can have a higher noise profile, DEVT consists of quiet electric turbofans mounted within a cylindrical duct. DEVT offers a number of fundamental advantages over open propeller eVTOL architectures, including higher payload potential, safety, the highest market acceptance and penetration for ducted fans in commercial aviation and potential scalability to larger aircraft in the future.
We believe these technology advantages will enable our regional shuttle service model to carry more passengers (or cargo) per jet on longer (regional) trips than open propeller eVTOL aircraft. We are currently developing a lineup of Lilium Jets, including prospective four and six passenger models, that will be based on the same modular architecture but have distinct specifications and design targets based on their expected commercial use. We believe the combination of longer average trip lengths and our anticipated passenger capacity for our lineup of Lilium Jets (and thus a higher load factor, depending on model) will provide greater time savings to customers, more competitive pricing and superior unit economics as compared to open propeller eVTOL architecture. We also believe our architectural platform would allow us to create a larger version of the Lilium Jet in the future based on similar architecture and technology. However, our design activities remain in process, and there can be no assurances that such a larger aircraft will be developed or the timing thereof.
We intend for the Lilium Jet to have low take-off noise. We are designing the Lilium Jet to be virtually inaudible from the ground during cruise flight.
We believe that our high-speed RAM networks will significantly change the economic calculus of passengers and businesses shipping goods when making transportation and shipping decisions, respectively. We estimate that our Lilium Jets will be able to move people and goods significantly faster than road transport and that our eVTOL network will be significantly less costly and much faster to deploy than equivalent high-speed rail infrastructure and considerably more adaptable to shifting passenger demand.
We believe that our aerospace team is one of the most capable in the eVTOL sector. Collectively, they have held instrumental roles in the delivery of the Airbus A350 XWB, Airbus A380, Airbus A320, the Gulfstream G-650 jet engine and the Eurofighter Typhoon, among others. They are supported by approximately 450 aerospace engineers and a business team with a strong track record in building successful companies in Silicon Valley and Europe. In addition to our Co-Founder and Chief Executive Officer, Daniel Wiegand, the board of directors of Lilium (the “Board”) includes our Chairman, Dr. Thomas Enders, as well as Henri Courpron, Barry Engle, David Neeleman, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein and Niklas Zennström. In June 2022, we announced Klaus Roewe, long-time Airbus executive and former head of the A320 program, as our new CEO, to become effective upon approval at our 2022 Annual General Meeting of Shareholders.
We have an approximately 100,000 square foot technology prototyping and production facility at the Oberpfaffenhofen airfield near our Munich headquarters in Germany, which is currently being expanded by approximately 45,000 square feet. We expect this facility may eventually house our serial aircraft production, including the anticipated manufacturing of the proprietary propulsion and energy systems and the final assembly of the serial aircraft. Other sub-systems and components will be outsourced to Tier 1 aerospace suppliers, such as Toray Industries, Aciturri Aeronáutica, DENSO and Honeywell.
Impact of the COVID-19 Pandemic
The strict measures to stop the spread of COVID-19 adopted in several countries where we operate initially resulted in the majority of our workforce working from home for much of 2020 and 2021, with a small number of special purpose teams responsible for development of the Lilium Jet remaining onsite. Modern forms of communication enabled contact to be maintained between various members of staff and deadlines defined before the period during which employees were working from home have been complied with. Lilium incurred additional expenses related to the health, safety and transportation of employees onsite; however, the impact of these additional expenses did not materially impact our consolidated financial statements. With COVID-19 vaccines becoming more broadly available, most of our employees have returned to onsite work. However, there can be no assurance that future developments regarding the spread of COVID-19 will not result in a return to working from home for large portions of our workforce and the reinstatement of additional COVID-19 mitigation measures.
Uncertainty regarding the consequences and duration of COVID-19 has negatively impacted the ability to develop a precise forecast for product development. Based on the latest developments, we are expecting that business operations can be continued.
We are monitoring the global outbreak of COVID-19 and have taken steps to identify and mitigate the adverse effects and risks to us as a result of the pandemic. We have continued to implement social distancing and other COVID-19 mitigation practices and are ready to reintroduce additional modifications to our business practices depending on the ongoing development of the COVID-19 pandemic. We expect to continue to take actions as may be required or recommended by government authorities or in the best interests of our employees and business partners. While the pandemic has not resulted in a material slowdown in our engineering, testing, certification and production activities, our operations and the operations of our vendors, suppliers and commercial partners, including infrastructure, airline, training and other business partners, may be adversely impacted. Despite vaccines becoming available, COVID-19’s ongoing economic and health repercussions may also negatively impact our future field engineering, testing and certification processes and manufacturing capacity, as well as our commercial activities, including potential delays and restrictions on our ability to recruit and train staff. COVID-19 could also affect the operations of our suppliers and business partners, which has resulted and may continue to result in delays or disruptions in the supply chain of our components, parts and materials and which could delay the development and rollout of a Vertiport network and our commercial operations. We will continue to closely monitor the effects of the pandemic. For additional information on risks posed by the COVID-19 pandemic, see “Risk Factors.”
Impact of the War in Ukraine
Although we do not have any operations or direct suppliers located in Ukraine or Russia and have not yet experienced any direct impacts from the conflict, we believe our continuing design and development activities, regulatory certification processes and ability to contract with prospective customers, suppliers and other counterparties, as well as to progress to the production, manufacturing and commercialization of the Lilium Jets, could be adversely affected by the conflict between Russia and Ukraine. For example, the continuance or any escalation of the conflict could result in disruptions to our business and operations, increase inflationary pressures and adversely affect our anticipated unit and production costs, increase raw material costs and cause further disruption to supply chains, impacting our ability to successfully contract with suppliers, and have other adverse impacts on our anticipated costs and commercialization timeline.
Existing or additional government actions, including sanctions, taken in response to the conflict could also adversely impact the commercial and regulatory environment in which we operate. Such disruptions could similarly impact our data protection and design efforts, including if there are any increased cyberattacks or data security incidents as a result of the conflict, and negatively impact our corporate, research and development and production efforts and result in us incurring increased cybersecurity costs.
We continue to closely monitor the possible effects of the conflict in Europe and general economic factors on our business and planning. These factors put pressure on our costs for employees and materials and services we procure from our suppliers, as well as affecting other stakeholders and regulatory agencies.
For additional information on risks posed by the conflict in Europe and general economic factors, see “Risk Factors.”
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:
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an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

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reduced disclosure obligations regarding executive compensation; and

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not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least 1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

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the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

Additionally, as a “foreign private issuer,” as defined by the SEC, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by Nasdaq for U.S. companies. Accordingly, we follow Dutch corporate governance rules in lieu of certain of Nasdaq’s corporate governance requirements.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.
We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.
Risk Factors
Investing in the Securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 10 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in the Securities.
Corporate Information
We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incidental to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.
Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap) as Lilium N.V.

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany. Our telephone number is +49 160 9704 6857.
We maintain a website at www.lilium.com, where we regularly post copies of our press releases as well as additional information about us. From time to time, we may also use our website for disclosure of material information about our business and operations. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC and should not be relied upon.
The Lilium name, logos  and other trademarks and service marks of Lilium appearing in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are the property of Lilium. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus, any prospectus supplement and/or the documents incorporated by reference herein or therein may contain additional trademarks, service marks and trade names of others which are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies

RISK FACTORS
An investment in the Securities carries a significant degree of risk. Before you decide to purchase any Securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of the Securities could decline and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any prospectus supplement or documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus or incorporated by reference herein include, but are not limited to, statements regarding our operations, cash flows, financial position and dividend policy.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause our actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described under the section titled “Risk Factors” in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date such forward-looking statement is made or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.
In addition, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date they are made, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.
Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section and similarly titled sections in the documents incorporated by reference herein in connection with the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the Securities and/or payable to us upon the exercise of Warrants will be used for general corporate purposes and other business opportunities.

CAPITALIZATION AND INDEBTEDNESS
Information on our consolidated capitalization and indebtedness will be contained, if necessary, in a prospectus supplement or in a report subsequently furnished to the SEC and specifically incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL
This section of the prospectus includes a description of the material terms of our articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of our articles of association. We urge you to read the full text of our articles of association.
Overview
We were incorporated as Qell DutchCo B.V. on March 11, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and were renamed to Lilium B.V. by separate deed of amendment of the articles of association on April 8, 2021. In connection with the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap) pursuant to a deed of conversion and amendment of our articles of association adopted on September 10, 2021 (as so amended, the “articles of association”) as Lilium N.V. We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82165874.
Our ordinary shares are subject to, and have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of the articles of association and applicable Dutch law.
Lilium is a Dutch public limited liability company (naamloze vennootschap). Lilium has a one-tier board structure, which consists of nine members, one executive director and eight non-executive directors, as discussed in more detail under “Management — Executive Officers and Directors” in our Annual Report on Form 20-F, filed with the SEC on March 30, 2022 and incorporated by reference herein.
Share Capital
Authorized Share Capital
Under Dutch law, the authorized share capital of a public limited liability company is the maximum capital that we may issue without amending the articles of association and may be a maximum of five times the issued capital. The articles of association provide for an authorized share capital in the amount of €194,454,208.32.
Our authorized share capital is divided into:
1,498,386,411 Class A ordinary shares with a nominal value of €0.12 per share;
24,413,065 Class B ordinary shares with a nominal value of €0.36 per share; and
24,413,065 Class C ordinary shares with a nominal value of €0.24 per share.
Issued Share Capital
Our issued and outstanding share capital as of September 28, 2022 consists of:
275,646,227 Class A ordinary shares with a nominal value of €0.12 each; and
24,038,065 Class B ordinary shares with a nominal value of €0.36 each.
We also held 375,000 issued Class B ordinary shares as treasury shares as of September 28, 2022.
Issuance of Shares
Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the General Meeting. The articles of association provide that Shares may be issued pursuant to (i) a resolution proposed by the Board and adopted by the General Meeting or (ii) a resolution of the Board if, pursuant to a resolution of the General Meeting, the Board has been authorized for a specific period not exceeding five years to issue Shares. Pursuant to the articles of association, the General Meeting may authorize the Board to issue Shares or grant rights to subscribe for Shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to issue Shares or grant rights to subscribe for Shares. Pursuant to the articles of association, Shares shall be issued up to the amount of the authorized share capital (from time to time).
Currently, the Board is irrevocably authorized to (i) issue Class A Shares and Class B Shares and to grant rights to subscribe for Class A Shares and Class B Shares for a period of five years as of September 10, 2021 and up to 25% of the issued share capital calculated as from the date of the completion of the Business Combination and (ii) issue Class A Shares and to grant rights to subscribe for Class A Shares, all to the extent the Company has committed itself in connection with the employee stock option program implemented by Lilium GmbH in 2017, the Lilium 2021 Equity Incentive Plan and the Lilium 2021 Employee Share Purchase Plan for a period of five years as of September 10, 2021 and up to a maximum of 46,725,378 Class A Shares (the “Issuance Delegation”).
Conversion of Class B Shares
Class B Shares may only be Transferred (as defined in the articles of association) to (i) Permitted Transferees (as defined in the articles of association) or (ii) Lilium. A Class B Share will be converted into one Class A Share and one Class C Share (in accordance with the articles of association) upon the occurrence of a Conversion Event or a Shares B Compulsory Conversion Event (each as defined in the articles of association). If a Class C Share is held by anyone other than Lilium (whether or not as a consequence of conversion), such holder of Class C Shares (a Transferor) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. The end result of the conversion of Class B Shares is that a Lilium shareholder will acquire one Class A Share for each converted Class B Share. If Lilium fails to accept the offered Class C Shares from the Transferor within three months after receipt of notice, the Transferor’s dividend rights attached to its Class C Shares will revive.
Lilium’s General Meeting for 2022 will be held on October 27, 2022. At this General Meeting, it is proposed to amend the articles of association, pursuant to which an Initial Qualified Holder (as defined in the articles of association) may convert its Class B Shares into one Class A Share and one Class C Share for each Class B Share. Such Initial Qualified Holder shall notify the non-executive directors of the Board of such conversion by written notice. The business day following the date of such written notice shall be considered as the date of the conversion.
Pre-emptive Rights
Under the articles of association, each holder of Class A Shares or Class B Shares (as applicable) shall have a pre-emption right pro rata to the total number of (in aggregate) Class A Shares and Class B Shares (whereby the Class A Shares and Class B Shares shall, for the purposes hereof, be treated as a single class of shares) held by such person on the date of the resolution to issue the Class A Shares and/or Class B Shares, it being understood that this pre-emption right shall not apply to an issuance of Class A Shares:
•
to employees of Lilium or employees of a Lilium group company; and

•
to a person exercising a previously obtained right to acquire Class A Shares or Class B Shares, in accordance with the provisions of the articles of association.

No pre-emption rights shall apply in respect of an issuance of Class C Shares. The pre-emptive rights in respect of newly issued Class A Shares or Class B Shares may be restricted or excluded by a resolution of the General Meeting, upon proposal by the Board. Pursuant to the articles of association, the General Meeting may authorize the Board to limit or exclude the pre-emptive rights in respect of newly issued Class A Shares or Class B Shares. Such authorization for the Board can be granted and extended, in each case for a period not exceeding five years. A resolution of the General Meeting to restrict or exclude the pre-emptive right or to authorize the Board to limit or exclude the pre-emptive rights requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.

Currently, the Board is irrevocably authorized for a period of five years as of September 10, 2021 to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares and Class B Shares or rights to subscribe for Class A Shares and Class B Shares under the Issuance Delegation.
Transfer of Shares
Under Dutch law, transfers of Shares (other than in book-entry form) require a written deed of transfer and, unless Lilium is a party to the deed of transfer, an acknowledgement by or proper service upon Lilium to be effective.
Under the articles of association, if one or more Shares are admitted to trading on Nasdaq or any other Regulated Market (as defined in the articles of association), Lilium may, by Board resolution, determine that the laws of the State of New York will apply to the property law aspects of the Shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, must be made public as required by law and be made available for inspection at our office and the Dutch trade register. The Board adopted such a resolution effective as of the closing of the Business Combination.
There are no restrictions on the transferability of the Shares in the articles of association or under Dutch law, with the proviso that (i) Class B Shares can only be transferred to (a) Permitted Transferees (as defined in the articles of association) and/or (b) the Company and (ii) if at any time a Class C Shares are held by anyone other than the Company (regardless as a consequence of conversion), such holder of Class C Shares (a “Transferor”) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. However, the issuance and offering of Shares to persons located or resident in, or who are citizens of, or who have a registered address in certain countries, and the transfer of Shares into certain jurisdictions, may be subject to specific regulations or restrictions.
Form of Shares
Pursuant to the articles of association, Shares are registered shares.
Purchase and Repurchase of Shares
Under Dutch law, Lilium may not subscribe for newly issued Shares. Lilium may acquire Shares, subject to applicable provisions and restrictions of Dutch law and the articles of association, to the extent that:
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such Shares are fully paid-up;

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our equity capital, reduced by the acquisition price of the Shares, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to Dutch law or the articles of association;

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following the transaction contemplated, at least one Share remains outstanding and is not held by Lilium; and

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if Lilium is admitted to trading on a Regulated Market (as defined in the articles of association), the nominal value of the Shares to be acquired, already held by Lilium or already held by Lilium as pledgee or that are held by Lilium subsidiaries, does not exceed 50% of our issued capital.

Other than Shares acquired gratuitously (om niet) or under universal title of succession (onder algemene titel) (e.g., through a merger or demerger) under statutory Dutch or other law, Lilium may acquire Shares pursuant to the restrictions set out above only if the General Meeting has authorized the Board to do so. An authorization by the General Meeting for the acquisition of Shares can be granted for a maximum period of 18 months. Such authorization must specify the number of Shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Shares are acquired by Lilium on Nasdaq with the intention of transferring such Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. The General Meeting has adopted a resolution, with effect as of September 10, 2021, to authorize the Board to repurchase Class A Shares and Class B Shares for a period of 18 months permitted under Dutch law and the articles of association. For each annual General Meeting, Lilium expects that the Board will place on the agenda a proposal to re-authorize the Board to repurchase Class A Shares and Class B Shares for a period of 18 months from the date of the resolution. Lilium cannot derive any right to any distribution from Shares or voting rights attached to Shares acquired by it.
Capital Reduction
The General Meeting may resolve to reduce our issued share capital by (i) cancelling Shares or (ii) reducing the nominal value of the Shares by amending the articles of association (provided that the nominal value of a Share cannot be less than €0.01). In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel Shares may only relate to Shares held by Lilium itself or in respect of which Lilium holds the depository receipts. Under Dutch law, a resolution of the General Meeting to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution of the General Meeting to reduce the capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.
A reduction of the nominal value of Shares without repayment and without release from the obligation to pay up the Shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).
A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.
General Meeting and Voting Rights
General Meeting
General Meetings are held in Amsterdam, Rotterdam, Utrecht, the Hague or in Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.
We shall hold at least one General Meeting each year, to be held within six months after the end of our financial year, or later, as may be permitted by Dutch law. A General Meeting shall also be held within three months after the Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If the Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting. Our General Meeting for 2022 will be held on October 27, 2022.
The Board may convene additional extraordinary General Meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders, alone or jointly representing at least 10% of our issued share capital, may request that a General Meeting be convened, the request setting out in detail the matters to be considered. If no General Meeting has been held within eight weeks of the shareholder(s) making such request, that/those shareholder(s) will be authorized to request in summary proceedings a Dutch district court to convene a General Meeting.
The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting, the agenda will generally include, among other things, the management report (as far as required by law), the adoption of our annual accounts and the granting of discharge from liability to members of the Board for actions in respect of their management during the preceding financial year. In addition, the agenda for a General Meeting includes such additional items as determined by the Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend General Meetings, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of General Meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant General Meeting is scheduled to be held. In accordance with the DCGC, a shareholder is expected to exercise the right of putting an item on the agenda only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the Company’s strategy, the Board may invoke a response time of a maximum of 180 days from the moment the Board is informed of the request. No resolutions may be adopted on items other than those that have been included in the agenda (unless the resolution would be adopted unanimously during a meeting where the entire issued capital of the Company is present or represented).
On May 1, 2021, a new legislative amendment to the Dutch Civil Code entered into force pursuant to which the Board may invoke a statutory cooling-off period up to a maximum of 250 days (wettelijke bedenktijd). For the Company, this means that the new rules will apply in case:
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shareholders requesting the Board to have the General Meeting consider a proposal for the appointment, suspension or dismissal of one or more directors, or a proposal for the amendment of one or more provisions in the articles of association relating thereto; or

•
a public offer for shares in the capital of the Company is announced or made without the bidder and the Company having been reached agreement about the offer; and

•
only if the Board also considers the relevant situation to be substantially contrary to the interests of the Company and its affiliated enterprises.

If the Board invokes such cooling-off period, this causes the powers of the General Meeting to appoint, suspend or dismiss directors (and to amend the articles of association in this respect) being suspended.
The Board must use the reflection period to obtain all necessary information for a careful determination of policy it wishes to pursue in the given situation. The Board shall thereby, in any event, consult those shareholders that represent at least 3% of the issued capital at the time the cooling-off period is invoked and the works council (to the extent established). The position of these shareholders and the works council shall, but only with their approval, be published on the Company’s website. The Board shall report on the course of events and the policy that has been pursued since the cooling-off period was invoked. No later than one week after the last day of the cooling-off period, the Company shall have to publicly disclose the report. The report shall also be discussed at the first General Meeting after the expiry of the cooling-off period.
The cooling-off period has a maximum term of 250 days, calculated from:
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the day after the latest date on which shareholders may request an item to be placed on the agenda of the next General Meeting (which is 60 days before the day of the meeting);

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the day after the day on which the public offer is made; or

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the day the court in preliminary relief proceedings has granted authority to shareholders holding at least 10% of the issued share capital to convoke a General Meeting.

All shareholders who solely or jointly hold 3% of the issued share capital may request the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) (the “Enterprise Chamber”) to terminate the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

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the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; and

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other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a General Meeting.
Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.
Pursuant to the articles of association and Dutch law, the Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting.
Pursuant to the articles of association, the General Meeting is presided by the Chairman of the Board or, if he is absent, by one of the other non-executive directors designated for that purpose by the Board.
Voting Rights and Quorum
In accordance with Dutch law and the articles of association, and in each case without prejudice to the Voting Cap (as defined hereinafter) being applicable to any shareholder:
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each Class A Share confers the right to cast 12 votes in a General Meeting;

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each Class B Share confers the right to cast 36 votes in a General Meeting; and

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each Class C Share confers the right to cast 24 votes in a General Meeting.

No votes may be cast at a General Meeting in respect of Shares that are held by the Company or any subsidiary, nor in respect of Shares for which the Company or the subsidiary holds the depositary receipts. However, holders of a right of pledge or a right of usufruct on Shares held by the Company or a subsidiary are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to the Company or the subsidiary. The Company or the subsidiary may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct.
Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder does not need to be a shareholder. Only the holder of a usufruct or pledge on Class A Shares shall have the voting rights attached thereto if so transferred and provided for when the usufruct or pledge was created.
The voting of any shareholder who opts in for the Shareholders’ Covenant (as defined in the articles of association) and is in breach of its commitment not to hold and/or acquire more than 24.9% of the total voting rights exercisable in the General Meeting, is capped at 24.9% of the votes that may be issued in the relevant General Meeting (the “Voting Cap”). The foregoing is subject to the Board determining that the relevant shareholder is in breach of its Shareholders’ Covenant.
Each of our shareholders is obliged to provide the Board with all information relevant to assess the applicability of the Voting Cap to the number of votes in the General Meeting available to such shareholder.
Under the articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast.
Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or the articles of association provide for a special majority in relation to specified resolutions. Subject to any provision of mandatory Dutch law, the articles of association do not provide for a quorum requirement other than for:

(i)
a resolution to amend the articles of association as result of which one or more of the following articles is amended or abolished requires the prior approval of the Class A Shares, which approval can only be granted by a majority of the votes cast in a meeting in which at least 50% of the issued and outstanding Class A Shares are present or represented:

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article 1 subsections j, n, s, aa, bb, dd, mm or nn;

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article 4 paragraph 2 or paragraph 3, to the extent it concerns a change of the nominal value of the Shares;

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article 4A;

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article 7 paragraph 1 or paragraph 2;

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article 16 paragraph 10, paragraph 11 or paragraph 12;

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article 22 paragraph 5;

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article 28 paragraph 4 and

(ii)
a resolution to amend the articles of association as a result of which article 14 paragraph 3 or article 28 paragraph 5 is amended or abolished, which requires within the first three years after the Closing Date a majority of at least 85% of the votes cast in a meeting in which at least 85% of the issued and outstanding share capital is present of represented.

Subject to certain restrictions in the articles of association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. The Board will keep a record of the resolutions taken at each General Meeting.
Amendment of Articles of Association
At a General Meeting, at the proposal of the Board, the General Meeting may resolve to amend the articles of association. Such resolution requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting. A resolution to amend the articles of association that negatively impacts the rights of holders of Class B Shares requires the prior approval of the Class B Shares voting as a separate class.
Merger, Demerger and Dissolution
At a General Meeting, at the proposal of the Board, the General Meeting may resolve to dissolve, or to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code. Such resolution requires a majority of at least two-thirds the votes cast, if less than half of the issued capital is represented at the General Meeting.
In the event of dissolution of the Company and unless Dutch law provides otherwise, the liquidation shall be effected by the Board unless the General Meeting appoints one or more other persons for this purpose.
Squeeze Out
A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three expert(s) who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder.

Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.
Any sale or transfer of all of our assets (see “— Certain Other Major Transactions” below) and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting (see “— Merger, Demerger and Dissolution” above).
Certain Other Major Transactions
The articles of association and Dutch law provide that resolutions of the Board concerning a material change in our identity, character or business are subject to the approval of the General Meeting. Such changes include:
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a transfer of all or materially all of our business/enterprise to a third party;

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the entry into or termination of a long-lasting cooperation of the Company or of a subsidiary either with another legal person or company, or as a fully liable general partner of a limited partnership or a general partnership, if this cooperation or termination is of essential importance to the Company; and

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the acquisition or disposition of a participating interest in the capital of a company by the Company or by one of our subsidiaries with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions
We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or by the articles of association.
Distribution of profits shall be made after the adoption of the financial statements from which it appears that the distribution is allowed. The holders of Class A Shares and Class B Shares shall be entitled pari passu to the profits of the Company, pro rata to the total number of Class A Shares and Class B Shares held, provided that out of the profit of any financial year, the holders of Class C Shares shall be entitled to a maximum amount per financial year equal to 0.1% of the nominal value of such Class C Shares. The Board is permitted to declare interim dividends without the approval of the General Meeting. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that our shareholders’ equity, based on interim financial statements, exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of Dutch law or the articles of association from our shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.
Shares owned by the Company shall not bear any dividend rights unless rights of usufruct are created in respect of such Shares prior to the acquisition by the Company, in which case the holder of usufruct shall be entitled to any dividends on the underlying Shares.
The corporate body that declares the (interim) dividend may determine that distributions shall be made in whole or in part in a currency other than the Euro. The Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring). Unless the General Meeting resolves, at the proposal of the Board, upon a different term for that purpose, dividends shall be made payable within 30 days after they are declared.

The General Meeting declaring a dividend may, upon proposal of the Board, decide that such dividend will be distributed, wholly or partly, other than in cash.
We do not anticipate paying any dividends on Shares for the foreseeable future. See the section entitled “Dividend Policy” in our annual report on Form 20-F incorporated by reference herein.
Exchange Controls and other Provisions relating to non-Dutch Shareholders
Under Dutch law, subject to the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions, there are no exchange control restrictions on investments in, or payments on, Shares (except as to cash amounts). There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote Shares.
Warrants
As of September 28, 2022, there are 12,650,000 Public Warrants outstanding. The Public Warrants, which entitle the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share, became exercisable thirty days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms. There are also 7,060,000 Private Warrants outstanding. The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants were not transferable, assignable or salable until 30 days after the completion of the Business Combination. In addition, on October 22, 2021, we issued the Azul Warrants to Azul on a fully vested basis, which are exercisable for 1,800,000 Class A Shares at an exercise price of €0.12 per Class A Share. Azul is entitled to exercise the Azul Warrants at any time on or prior to October 22, 2026.
Lilium will have the ability to redeem outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per SPAC Warrant, provided that the closing price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrant holders. Lilium will not redeem the SPAC Warrants as described above unless a registration statement under the Securities Act covering the Class A Shares issuable upon exercise of such warrants is effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period. If and when the SPAC Warrants become redeemable by Lilium, Lilium may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding SPAC Warrants could force holders of SPAC Warrants to (i) exercise their SPAC Warrants and pay the exercise price therefor, (ii) sell their SPAC Warrants at the then-current market price or (iii) accept the nominal redemption price that, at the time the outstanding SPAC Warrants are called for redemption, is likely to be substantially less than the market value of the SPAC Warrants.
In addition, Lilium will have the ability to redeem the outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the closing price of the Class A Shares equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day prior to the date on which a notice of redemption is sent to the warrant holders. If trading prices for the Class A Shares have not exceeded the $10.00 per share threshold at which the SPAC Warrants would become redeemable, holders will be able to exercise their SPAC Warrants prior to redemption for a number of Class A Shares determined based on the redemption date and the fair market value of the Class A Shares.
Notices
We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow to comply with Dutch law and applicable stock exchange and SEC requirements.

Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.
Certain Disclosure Obligations
We are subject to certain disclosure obligations under Dutch and U.S. law and the rules of Nasdaq. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of Nasdaq as such laws and rules exist as of the date of this document and should not be viewed as legal advice for specific circumstances.
Financial Reporting Under Dutch Law
The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”) applies to our financial reporting. Under the FRSA, the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or on an equivalent third (non-EU) country market. As our corporate seat is in the Netherlands and our Class A Shares are listed on Nasdaq, the FRSA will be applicable to the Company.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from the Company regarding the application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to the Company that we make available further explanations and file these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.
Periodic Reporting Under U.S. Securities Law
We are a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer with the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and Nasdaq’s listing standards. Under the Nasdaq rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the Nasdaq rules permit a “foreign private issuer” to comply with our home country rules in lieu of the listing requirements of Nasdaq.
Nasdaq Rules
For so long as our shares are listed on Nasdaq, we will be required to meet certain requirements relating to ongoing communication and disclosure to Lilium shareholders, including a requirement to make any annual report filed with the SEC available on or through our website and to comply with the “prompt disclosure” requirement of Nasdaq with respect to earnings and dividend announcements, combination transactions, stock splits, major management changes and any substantive items of an unusual or non-recurrent nature. Issuers listing shares on Nasdaq must also meet certain corporate governance standards, such as those relating to annual meetings, board independence, the formation and composition of nominating/corporate governance, compensation and audit committees and shareholder approval of certain transactions.
Certain Insider Trading and Market Manipulation Laws
Dutch and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

In connection with our listing on Nasdaq, we have adopted an insider trading policy. This policy provides for, among other things, rules on transactions by members of the Board and our employees in Shares or in financial instruments the value of which is determined by the value of the shares.
The Netherlands
On July 3, 2016, the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 (the “MAR”) replaced all of the Dutch market abuse rules. It has come to the Company’s attention that some of our Class A Shares are traded on certain open markets (Freiverkehr) in Germany (being a member state of the EU). The trading of these Class A Shares on certain open markets (Freiverkehr) in Germany was implemented and is being conducted without our approval. These open markets in Germany are qualified as multilateral trading facilities (“MTFs”) or organized trading facilities (“OTFs”) within the scope of the MAR.
Under the MAR, certain provisions of the MAR apply to the securities of companies whose securities are traded on MTFs or OTFs irrespective of whether such company has approved the trading of its securities on such open market (for example, the provisions under the MAR relating to unlawful disclosure of inside information and market manipulation). Certain provisions of the MAR are only applicable to the securities of companies who have approved and/or have requested admission to trading of its financial instruments on a regulated market, an MTF or OTF (for example, the provisions under the MAR relating to public disclosure of inside information and notification rules for director dealings), which provisions of the MAR do not apply to the Company given that it did not approve the trading of its securities on certain open markets (Freiverkehr) in Germany.
United States
The United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when in possession of material, non-public information about the Company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.
We have identified those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the prohibitions on insider trading and market manipulation imposed by U.S. laws, including the sanctions that can be imposed in the event of a violation of those rules.
Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Lilium
Our directors, officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.
DCGC
As we have our registered seat in the Netherlands and have our Class A Shares listed on third (non-EU) country market equivalent to a regulated market (e.g., Nasdaq), we are subject to the Dutch Corporate Governance Code, which was published on December 8, 2016, entered into force on January 1, 2017, and finds its statutory basis in Book 2 of the Dutch Civil Code (the “DCGC”). The DCGC contains both principles and best practice provisions for the Board, shareholders and the General Meeting, financial reporting, auditors, disclosure compliance and enforcement standards.
The DCGC is based on a “comply or explain” principle. Accordingly, we are required to disclose in our management report publicly filed in the Netherlands whether or not we are complying with the various provisions of the DCGC. If we do not comply with one or more of those provisions (e.g., because of a conflicting Nasdaq requirement or U.S. market practice), we are required to explain the reasons for such non-compliance.
Dutch Civil Code
The Dutch Civil Code provides for certain disclosure obligations in our annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in our annual accounts.
Transfer Agent and Warrant Agent
Under the articles of association, the Board may resolve, with due observation of the statutory requirements, that the laws of the State of New York apply to the property law aspects of the Shares for as long as the Shares are in book-entry form, as included in the part of the register of shareholders kept by the relevant transfer agent and/or listed on a Regulated Market (as defined in our articles of association).
We have listed the Shares in book-entry form and such Shares, through the transfer agent, are not certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our shareholders’ and warrant holders’ register on behalf of the Board and to act as transfer agent and registrar for the Shares. Our Class A Shares and the Public Warrants trade on Nasdaq in book-entry form.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted Shares or Public Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted Shares or Public Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of ordinary shares then outstanding; or

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the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As a result, our initial shareholders became able to sell their Shares and Warrants pursuant to Rule 144 without registration one year after the Closing Date.
Registration Rights Arrangements
In connection with the closing of the Business Combination Agreement, Qell Partners LLC, a Cayman limited liability company (the “Sponsor”) and certain current shareholders of Lilium receiving Shares in the Business Combination (the “Lilium Holders” and, together with the Sponsor, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement, dated as of September 13, 2021 (the “Sponsor Registration Rights Agreement”). Pursuant to the Sponsor Registration Rights Agreement, we agreed that, within 30 calendar days after the consummation of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and would use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to two underwritten offerings in any six month period (and we are not required to effect more than four underwritten offerings in any 12 month period), and the Registration Rights Holders will be entitled to customary piggyback registration rights. The Sponsor Registration Rights Agreement does not provide for the payment of any cash penalties by Lilium if we fail to satisfy any of our obligations under the Sponsor Registration Rights Agreement.
In addition, we have entered into a registration rights agreement granting customary registration rights to Azul in respect of the Class A Shares issuable upon the exercise of the Azul Warrants. We have also entered into a registration rights agreement with Tumim Stone Capital LLC (“Tumim”) relating to the registration of the Class A Shares that have been or may from time to time be sold by the Company to Tumim in accordance with the share purchase agreement, dated as of June 3, 2022, between the Company and Tumim, pursuant to which we have filed with the SEC a registration statement.
Listing of Securities
Our Class A Shares and the Public Warrants are listed on Nasdaq under the symbols “LILM” and “LILMW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Class A Shares and/or Public Warrants will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Class A Shares and/or Public Warrants could be delisted from Nasdaq. A delisting of our Class A Shares will likely affect the liquidity of our Class A Shares and warrants and could inhibit or restrict our ability to raise additional financing.

DESCRIPTION OF WARRANTS
The following summary description of the Warrants, and any description of Warrants contained in any applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement and warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
The Company may issue Warrants to purchase Class A Shares independently or together with any other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent that will be named in the applicable prospectus supplement. The warrant agent will act solely as the Company’s agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The terms of any Warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such Warrants;

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the aggregate number of the Warrants offered;

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the price or prices at which the Warrants will be issued and exercised;

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the currency or currencies in which the price of such Warrants will be payable;

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the securities purchasable upon exercise of such Warrants;

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the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time;

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if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security;

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if applicable, the date on and after which such Warrants will be transferable;

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information with respect to book-entry procedures, if any;

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if applicable, any material Dutch, German and/or United States federal income tax consequences;

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the effect of any merger, consolidation, sale or other disposition of the Company’s business on the warrant agreement and the Warrants;

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redemption or call provisions, if any, applicable to the Warrants;

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the anti-dilution provisions of the Warrants, if any; and

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any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, adjustment, modification, redemption, exchange and exercise of the Warrants, if applicable.

Holders of Warrants convertible into Class A Shares will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the Class A Shares purchasable upon exercise of the Warrants.

DESCRIPTION OF RIGHTS
The following summary description of the Rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.
The Company may issue Rights to purchase Class A Shares that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such Rights offering.
Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.
The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:
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the title of the Rights;

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the date of determining the securityholders entitled to the Rights distribution;

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the Securities for which the Rights are exercisable;

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the aggregate number of Rights issued and the aggregate number of Class A Shares and/or Warrants purchasable upon exercise of the Rights;

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the exercise price;

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the date on which the Rights become exercisable and the date on which the Rights will expire;

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the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

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if applicable, a discussion of the material Dutch, German and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

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the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to purchase for cash the principal amount of Class A Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void.
If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.

PLAN OF DISTRIBUTION
The Company may offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of $250,000,000. The Company has registered the Securities covered by this prospectus for offer and sale by it so that those Securities may be freely sold to the public by the Company. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.
Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:
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in ordinary brokers’ transactions;

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transactions involving cross or block trades;

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through brokers, dealers or underwriters who may act solely as agents;

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to or through one or more underwriters on a firm commitment or agency basis;

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through put or call option transactions relating to the Securities covered by this prospectus;

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through broker-dealers (acting as agent or principal);

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directly to purchasers, including the Company’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

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through any other method permitted pursuant to applicable law; or

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through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration to be paid therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from the Company, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the Company, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the Securities may be effected from time to time in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities covered by this prospectus may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In addition, we may issue the Securities as a dividend or distribution or in a Rights offering to our existing securityholders. In some cases, we or any dealers acting for us may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
The Securities covered by this prospectus may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities covered by this prospectus. That compensation may be in the form of discounts, concessions or commissions to be received from the Company or from the purchasers of the Securities covered by this prospectus. Any dealers and agents participating in the distribution of the Securities covered by this prospectus may be deemed to be underwriters, and compensation received by them on resale of the Securities covered by this prospectus may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Sales through Underwriters or Dealers
If underwriters are used in a sale, the Securities covered by this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities covered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of the Securities covered by this prospectus, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of the Securities covered by this prospectus, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities covered by this prospectus.
If a dealer is used in the sale of the Securities covered by this prospectus, the Company will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the Company will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
Sales through Agents
Agents may from time to time solicit offers to purchase the Securities covered by this prospectus. If required, the Company will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.
Direct Sales
The Company may directly solicit offers to purchase the Securities covered by this prospectus and may make sales of such Securities directly to institutional investors or others, without using agents, underwriters or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities covered by this prospectus. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed Delivery Contracts
If so indicated in the applicable prospectus supplement, the Company may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from the Company at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
Market Making, Stabilization and Other Transactions
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:
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A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a Security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities covered by this prospectus are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered Securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Each series of offered Securities, other than the Class A Shares (which are currently listed on the Nasdaq Global Select Market under the symbol “LILM”), will be a new issue of securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities, other than the Class A Shares, may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered Securities or that any such market will be maintained.
Any Securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
To the extent that the Company makes sales to or through one or more underwriters or agents in at-the-market offerings, the Company will do so pursuant to the terms of a distribution agreement between the Company and the underwriters or agents. If the Company engages in at-the-market sales pursuant to a distribution agreement, the Company will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, the Company may sell the Securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, the Company also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the Company’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, the Company may enter into agreements with such underwriters or agents pursuant to which the Company receives the Company’s outstanding securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from the Company under these arrangements to close out any related open borrowings of Securities.
One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities covered by this prospectus in accordance with a redemption or repayment pursuant to the terms of the Securities covered by this prospectus. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of business.
Derivative Transactions and Hedging
The Company, the underwriters or other agents may engage in derivative transactions involving the Securities covered by this prospectus. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the Securities and other derivative instruments with returns linked to or related to changes in the price of the Securities. In order to facilitate these derivative transactions, the Company may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the Securities in order to facilitate short sale transactions by others. The underwriters may also use the Securities purchased or borrowed from the Company or others (or, in the case of derivatives, Securities received from the Company in settlement of those derivatives) to directly or indirectly settle sales of the Securities or close out any related open borrowings of the Securities.
Loan or Pledge of Securities
The Company may loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in the Securities or in connection with a simultaneous offering of other Securities offered by this prospectus.
Electronic Auctions
The Company may also make sales through the Internet or through other electronic means. Since the Company may from time to time elect to offer the Securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such Securities, you should pay particular attention to the description of that system the Company will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such Securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, Securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which the offered Securities would be sold and the allocation of the offered Securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Underwriters, dealers, brokers and agents that we may use from time to time in offering the Securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution.
Underwriters, dealers, brokers and agents that we may use from time to time in offering the Securities may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the offered Securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of the Securities will be identified and their compensation described in an applicable prospectus supplement.
Under the securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.
Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of the Company’s securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Company’s securities to engage in market-making activities with respect to the Company’s securities. These restrictions may affect the marketability of the Company’s securities and the ability of any person or entity to engage in market-making activities with respect to the Company’s securities.

EXPENSES RELATED TO THE OFFERING
The Company will incur an SEC registration fee of $27,550, and will also incur printing and engraving costs, legal fees and expenses, accounting fees and expenses, and where applicable, Financial Industry Regulatory Authority Inc. filing fees and listing fees of any national securities exchange, and others in connection with the offering of the Securities. Expenses of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.
LEGAL MATTERS
Freshfields Bruckhaus Deringer LLP has advised us on certain legal matters as to Dutch law. We have been advised on U.S. securities matters by Freshfields Bruckhaus Deringer US LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 4 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany. The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

•
the description of the securities contained in our registration statement on Form 8-A filed on August 11, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•
any future filings on Form 20-F made with the SEC under the Exchange Act after date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•
the first paragraph of the Explanatory Note of our Report on Form 6-K, filed with the SEC on June 1, 2022;

•
the information in the Explanatory Note and under the headings “Recent Developments” and “Risk Factors” of our Report on Form 6-K, filed with the SEC on June 14, 2022;

•
our Reports on Form 6-K, filed with the SEC on February 28, 2022, June 6, 2022 (two filings), September 27, 2022 and September 28, 2022; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus other than exhibits that are not specifically incorporated by reference into those documents. You can request those documents from:
Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460
We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Lilium N.V.
22,499,997 Class A Ordinary Shares
Warrants to Purchase 11,249,997 Class A Ordinary Shares
(and the Class A Ordinary Shares Issuable Upon Exercise of Such Warrants)

PRELIMINARY PROSPECTUS SUPPLEMENT
           , 2022

Placement Agents
Citigroup	B. Riley Securities	Piper Sandler